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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                 FIREPOND, INC.,
                            BUTANE ACQUISITION CORP.,
                                       AND
                                BRIGHTWARE, INC.
                          DATED AS OF JANUARY 30, 2001





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                                TABLE OF CONTENTS

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1.    DEFINITIONS OF CERTAIN TERMS........................................   1

2.    PLAN OF MERGER......................................................   4

      2.1   The Merger....................................................   4

      2.2   Dissenting Shares.............................................   6

      2.3   Adjustment to Purchase Price..................................   7

      2.4   Tax and Accounting Aspects of the Merger......................   7

      2.5   Further Assurances............................................   7

3.    ADDITIONAL AGREEMENTS...............................................   8

      3.1   Resale Restrictions...........................................   8

      3.2   Integration Matters...........................................   8

      3.3   Non-Competition; Non-Solicitation.............................   8

4.    REPRESENTATIONS AND WARRANTIES OF BUTANE............................   9

      4.1   Organization and Good Standing................................   9

      4.2   Subsidiaries and Guarantees...................................   9

      4.3   Capitalization................................................  10

      4.4   Power, Authorization and Non-Contravention....................  11

      4.5   No Violation of Charter Documents, Contracts or Laws..........  12

      4.6   Documents and Disclosures.....................................  13

      4.7   Butane Financial Statements...................................  13

      4.8   Accounts Receivable...........................................  14

      4.9   Change in Independent Auditors................................  14

      4.10  Banking Relations.............................................  14

      4.11  Litigation....................................................  14

      4.12  Taxes.........................................................  15

      4.13  Title to Properties...........................................  16

      4.14  Absence of Certain Changes or Events..........................  17

      4.15  Intellectual Property.........................................  19

      4.16  Conformity of Products and Services...........................  21

      4.17  Product and Service Warranties................................  21

      4.18  Disabling Codes...............................................  21

      4.19  Compliance with Laws..........................................  22

      4.20  Agreements and Commitments....................................  22

      4.21  Employees.....................................................  24

      4.22  Environmental Matters.........................................  27
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      4.23  Certain Transactions and Agreements...........................  28

      4.24  Board of Directors, Officers and Key Personnel................  29

      4.25  Reorganization Matters........................................  29

      4.26  Insurance.....................................................  29

      4.27  Voting Arrangements...........................................  29

      4.28  Butane Financial Projections..................................  29

      4.29  Exchange Act..................................................  29

      4.30  Hart-Scott-Rodino Act.........................................  30

      4.31  Allocation of Consideration...................................  30

      4.32  Investment Banking and Brokerage Fees.........................  30

      4.33  Accuracy of Disclosure........................................  30

5.    REPRESENTATIONS AND WARRANTIES OF FUEL AND NEWCO....................  30

      5.1   Organization and Good Standing................................  30

      5.2   Capitalization................................................  30

      5.3   Power, Authorization and Non-Contravention....................  31

      5.4   No Violation of Charter Documents, Contracts or Laws..........  32

      5.5   SEC Filings...................................................  32

      5.6   Fuel Financial Statements.....................................  32

      5.7   Litigation....................................................  33

      5.8   Absence of Certain Changes or Events..........................  33

      5.9   Reorganization Matters........................................  34

6.    BUTANE COVENANTS....................................................  34

      6.1   Access to Information.........................................  34

      6.2   Advice of Changes.............................................  34

      6.3   Conduct of Business...........................................  34

      6.4   Filings.......................................................  37

      6.5   Stockholder Approval..........................................  37

      6.6   No Solicitation...............................................  38

      6.7   Regulatory Approvals..........................................  38

      6.8   Necessary Consents............................................  38

      6.9   Securities Laws...............................................  38

      6.10  Dissenters' Rights Notice.....................................  38

      6.11  Butane Dissenting Shares......................................  39

      6.12  Litigation....................................................  39
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      6.13  Certain Employee Benefits.....................................  39

      6.14  Notification of Employee Problems.............................  39

      6.15  Certain Agreements............................................  39

      6.16  Satisfaction of Closing Conditions............................  39

      6.17  Conversion of Butane Warrants.................................  39

      6.18  Confirmation of Equity Interests..............................  39

      6.19  Preliminary Closing Balance Sheet.............................  40

      6.20  Allocation of Consideration...................................  40

7.    FUEL COVENANTS......................................................  40

      7.1   Advice of Changes.............................................  40

      7.2   Approvals.....................................................  40

      7.3   Litigation....................................................  41

      7.4   Certain Employee Benefits.....................................  41

      7.5   Satisfaction of Conditions Precedent..........................  41

      7.6   Blue Sky Laws.................................................  41

      7.7   Nasdaq Listing................................................  41

      7.8   Sale Bonus....................................................  41

      7.9   Indemnification; Directors and Officers Insurance.............  41

      7.10  Preparation of Closing Date Balance Sheet.....................  42

8.    CLOSING MATTERS.....................................................  43

      8.1   The Closing...................................................  43

      8.2   Exchange of Certificates......................................  43

      8.3   Escrow........................................................  45

9.    CONDITIONS TO OBLIGATIONS OF BUTANE.................................  46

      9.1   Accuracy of Representations and Warranties....................  46

      9.2   Covenants.....................................................  46

      9.3   Absence of Material Adverse Effect............................  46

      9.4   Compliance with Law...........................................  46

      9.5   Government Consents...........................................  47

      9.6   Requisite Approvals...........................................  47

      9.7   Absence of Litigation.........................................  47

      9.8   Registration Rights Agreement.................................  47

      9.9   Escrow Agreement..............................................  47

      9.10  Tax Opinion...................................................  47
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10.   CONDITIONS TO OBLIGATIONS OF FUEL...................................  47

      10.1  Accuracy of Representations and Warranties....................  47

      10.2  Covenants.....................................................  48

      10.3  Absence of Material Adverse Effect............................  48

      10.4  Compliance with Law...........................................  48

      10.5  Government Consents...........................................  48

      10.6  Requisite Approvals...........................................  48

      10.7  Exercise or Redemption of Warrants............................  48

      10.8  Termination of Rights.........................................  48

      10.9  Third-Party Consents; Assignments; Other Documents............  48

      10.10 Written Consent...............................................  48

      10.11 Stock Option Plan.............................................  48

      10.12 Escrow Agreement..............................................  49

      10.13 Opinion of Butane's Counsel...................................  49

      10.14 [Intentionally Omitted].......................................  49

      10.15 Preliminary Closing Balance Sheet.............................  49

      10.16 Allocation of Consideration...................................  49

      10.17 Absence of Litigation.........................................  49

      10.18 Employment Arrangements.......................................  49

      10.19 General Release...............................................  49

      10.20 Tax Opinion...................................................  49

      10.21 Termination and Amendment of Agreements.......................  50

      10.22 Consulting Agreement..........................................  50

11.   TERMINATION OF AGREEMENT............................................  50

      11.1  Right to Terminate............................................  50

      11.2  Termination Procedures........................................  51

      11.3  Continuing Obligations........................................  51

12.   SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES,
      CONTINUING COVENANTS................................................  51

      12.1  Survival of Representations...................................  51

      12.2  Agreement to Indemnify........................................  51

      12.3  Limitations on Liability; Exceptions..........................  52

      12.4  Survival of Claims............................................  53

      12.5  No Indemnity for Corporate Agents.............................  53
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      12.6  Butane Stockholders' Representative...........................  53

13.   MISCELLANEOUS.......................................................  55

      13.1  Entire Agreement..............................................  55

      13.2  Assignment; Binding Upon Successors and Assigns...............  55

      13.3  No Third Party Beneficiaries..................................  56

      13.4  No Joint Venture..............................................  56

      13.5  Construction of Agreement.....................................  56

      13.6  Severability..................................................  56

      13.7  Section Headings..............................................  56

      13.8  Amendment, Extension and Waivers..............................  56

      13.9  Governing Law.................................................  57

      13.10 Jurisdiction; Venue; Waiver of Jury Trial.....................  57

      13.11 Remedies......................................................  57

      13.12 Notices.......................................................  57

      13.13 Time is of the Essence........................................  58

      13.14 Counterparts..................................................  58

      13.15 Public Announcement...........................................  58

      13.16 Fees and Expenses.............................................  58
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                            EXHIBITS AND SCHEDULES



Exhibit A:  Form of Escrow Agreement

Exhibit B:  Form of Fuel Assignment Intellectual Property Rights Agreement

Exhibit C:  Form of Butane Assignment Intellectual Property Rights Agreement

Exhibit D:  Form of Registration Rights Agreement

Exhibit E:  Form of Lock-up Agreement

Exhibit F:  Form of General Release

Exhibit G:  Estimated December 31, 2000 Butane Balance Sheet

Exhibit H:  Form of Butane Amended and Restated Certificate of Incorporation

Exhibit I:  Additional Escrow Conditions



Schedule 1: Key Butane Employees

Schedule 2: Allocation of Consideration

Schedule 3: Parties to General Release

Schedule 4: Sale Bonus

Schedule 5: Certain Butane Stockholders

Schedule 6: Material Contracts

Schedule 7: Restricted Business


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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is entered into as of January 30, 2001, by and among FirePond, Inc., a Delaware corporation ("FUEL"), Brightware, Inc., a Delaware corporation ("BUTANE"), Butane Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Fuel ("NEWCO") and those stockholders identified on the signature pages hereto.

                                     RECITALS

     WHEREAS, the parties intend that, on the terms and subject to the conditions of this Agreement, Butane will merge with and into Newco in a forward triangular merger (the "MERGER"), with Newco to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement and a Certificate of Merger in the form and substance typical for a transaction of this type (the "CERTIFICATE OF MERGER") and the applicable provisions of the laws of the State of Delaware and California. Upon the effectiveness of the Merger, (i) each outstanding share of Butane capital stock will be either (x) cancelled, (y) converted into a combination of cash and capital stock of Fuel or
(z) converted into the right to receive a portion of the Cash Payment (as defined below), (ii) all outstanding options to purchase shares of capital stock of Butane will be terminated, as provided in this Agreement and (iii) certain outstanding warrants to purchase shares of capital stock of Butane will be assumed by Fuel and all other warrants to purchase shares of capital stock of Butane shall be terminated either by their terms or by agreement of the holders of such warrants.

     WHEREAS, the Boards of Directors of Fuel, Butane and Newco have determined that the Merger is in the best interests of their respective corporations and stockholders, have approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement and, accordingly, have agreed to effect the Merger provided for herein upon the terms and subject to the conditions of this Agreement.

     WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement for the parties' willingness to enter into this Agreement Fuel and certain key employees listed on Schedule 1 (the "KEY EMPLOYEES") have agreed to the material terms and conditions of the continued employment of the Key Employees by Fuel or the Surviving Corporation, to be effective at the Effective Time, and such Key Employees have agreed to perform such actions as may be necessary to facilitate the successful integration of Butane and Fuel.

     WHEREAS, prior to the "Closing Date" (as defined in Section 8.1), and as a condition and inducement to Fuel's willingness to enter into this Agreement, Fuel and the "Representative" (as defined in Section 12.6) shall execute and deliver an Escrow Agreement in substantially the form attached hereto as Exhibit A (the "ESCROW AGREEMENT"), to be effective upon the Effective Time, pursuant to which an amount of cash and certain shares of Fuel Common Stock issued in the Merger will be withheld by Fuel and deposited in escrow as security for the indemnification obligations provided for in Article 12.

     WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and to cause the Merger to qualify as a reorganization under Section 368(a) of the Code.

     In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

     1. DEFINITIONS OF CERTAIN TERMS

         "ACQUISITION" means any transaction or series of related transactions that results in the holders of record of an entity's capital stock immediately prior to the transaction or transactions holding


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less than fifty percent (50%) of the voting power of such entity immediately after the transaction or transactions, including the acquisition of such entity by another entity and any reorganization, merger, consolidation or share exchange, or which results in the sale of all or substantially all of the assets of such entity.

         "AFFILIATE" means with respect to any Person, any Person which directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person.

         "ANCILLARY AGREEMENTS" means either of or both the "Butane Ancillary Agreements" and the "Fuel Ancillary Agreements" as the context requires.

         "BUTANE ANCILLARY AGREEMENTS" has the meaning set forth in Section 4.4(a).

         "BUTANE CAPITAL STOCK" means the capital stock of Butane.

         "BUTANE CERTIFICATE OF INCORPORATION" means the Amended and Restated Certificate of Incorporation of Butane, as the same may be amended from time to time prior to the Effective Time.

         "BUTANE COMMON STOCK" means the shares of common stock of Butane, par value $.001 per share.

         "BUTANE CONTRACT" means any Contract: (a) to which Butane is a party; or (b) by which Butane or any of its assets is bound or subject to any obligation.

         "BUTANE DISCLOSURE SCHEDULE" means that disclosure schedule dated as of the date hereof and provided by Butane to Fuel and Newco simultaneously with the execution and delivery of this Agreement.

         "BUTANE OPTIONS" has the meaning set forth in Section 4.3(b).

         "BUTANE PREFERRED STOCK" means, collectively, the shares of Series A Preferred Stock of Butane, par value $.001, shares of Series B Preferred Stock of Butane, par value $.001 per share, shares of Series C Preferred Stock of Butane, par value $.001 per share, shares of Series D Preferred Stock of Butane, par value $.001 per share, and shares of Series E Preferred Stock of Butane, par value $.001 per share and shares of Series F Preferred Stock of Butane, par value $.001 per share (to be issued immediately prior to the Closing to the holders of Convertible Notes).

         "BUTANE STOCKHOLDER" means a holder of shares of Butane's capital stock, including Butane Common Stock or Butane Preferred Stock.

         "BUTANE WARRANT" has the meaning set forth in Section 4.3(b).

         "BUTANE WRITTEN CONSENT" has the meaning set forth in Section 6.5(a).

         "CASH PAYMENT" means the aggregate amount of $9,000,000 to be paid to the Butane Stockholders in the Merger pursuant to Section 2.1(a) as such amount shall be reduced in accordance with Section 2.3(b).

         "CONSIDERATION" means, together, the Cash Payment and the Stock
Payment.

         "CONTRACT" means, with respect to any Person, any written or oral agreement, contract, subcontract, lease, license, sublicense, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, purchase order, work order, commitment, covenant, obligation, promise or undertaking of any nature to which such Person is a party or by which its properties or assets may be bound.

         "CONTROL" (including with correlative meaning, Controlled by and under common Control with) shall mean, with respect to any Person, the possession, directly or indirectly, of the power

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to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "CONVERTIBLE NOTES" has the meaning set forth in Section 4.3(a).

         "ESCROW AGENT" has the meaning set forth in Section 8.3(a).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE SHARES" means the shares of Fuel Common Stock to be issued to Butane Stockholders in the Merger pursuant to Section 2.1.

         "FUEL ANCILLARY AGREEMENTS" has the meaning set forth in Section
5.3(a).

         "FUEL COMMON STOCK" means the shares of common stock of Fuel, par value $.01 per share.

         "FUEL DISCLOSURE SCHEDULE" means that disclosure schedule dated as of the date hereof and provided by Fuel and Newco to Butane simultaneously with the execution and delivery of this Agreement.

         "FUEL STOCKHOLDER" means a holder of shares of Fuel's capital stock, including Fuel Common Stock.

         "GENERAL ESCROW PERIOD" means that time period beginning at the Effective Time and ending at 12:01 a.m. on the first anniversary of the Closing Date.

         "GAAP" means U.S. generally accepted accounting principles.

         "INITIAL ESCROW PERIOD" means that time period beginning at the Effective Time and ending at such time as Fuel and the Representative have determined whether the Performance Objective has been achieved in accordance with Exhibit I.

         "KNOWLEDGE" when used with respect to any entity, means the actual knowledge of the directors and executive officers of such entity, after reasonable inquiry of those employees of such entity who would be reasonably likely to have actual knowledge of a particular matter.

         "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, circumstance or effect that is or is reasonably likely to be materially adverse to the business, employees, assets (including intangible assets), capitalization, financial condition, prospects, operations or results of operations of such entity taken as a whole with its subsidiaries, provided that a Material Adverse Effect shall not include (i) a decrease in the public trading price of an entity's Common Stock (ii) any change or effect resulting from the announcement or pendency of the transactions contemplated by this Agreement; (iii) any change or effect resulting from legal or other regulatory changes; (iv) any change or effect resulting from general changes in the software or customer relationship management industry, or in economic conditions in the United States, in each case that are not specifically related to the entity or its business. "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

         "SALE BONUS" has the meaning set forth in Section 7.8.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SEC" means the United States Securities and Exchange Commission.


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         "STOCK PAYMENT" means the 3,000,000 shares of Fuel Common Stock to be issued to Butane Stockholders in the Merger pursuant to Section 2.1(a) as such amount may be reduced in accordance with Section 2.3(a).

2.    PLAN OF MERGER

         2.1 The Merger. The Certificate of Merger will be filed with the Secretary of State of the State of Delaware as soon as practicable after the "Closing" (as defined in Section 8.1). The effective time of the Merger (the "EFFECTIVE TIME") shall be the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware. On the terms and subject to the conditions of this Agreement and the Certificate of Merger, at the Effective Time, Butane will be merged with and into Newco (such remaining entity, as appropriate, the "SURVIVING CORPORATION") in a statutory merger pursuant to the Certificate of Merger and in accordance with applicable provisions of the General Corporation Law of the State of Delaware ("DELAWARE LAW") as follows:

               (a) Conversion of Butane Securities.

                  (i) Conversion of Butane Capital Stock. On the terms and subject to the conditions of this Agreement, at the Effective Time, each share of Butane Capital Stock that is issued and outstanding immediately prior to the Effective Time, but excluding any Dissenting Shares (as defined in Section 2.1(a)(ii)), will, by virtue of the Merger and, without any further action on the part of any holder thereof, be converted into and represent the right to receive such portion of the Cash Payment and such portion of the Stock Payment as determined in accordance with the Butane Certificate of Incorporation and as set forth on Schedule 2 attached hereto and delivered to Fuel in accordance with Section 10.16. Notwithstanding the foregoing:

                           (A) in the event that the shares of Butane Common
                  Stock will be converted into any portion of the Consideration,
                  (x) each share of Butane Common Stock, but excluding any Dissenting Shares, shall be converted into the right to receive a portion of the Cash Payment equal to the aggregate amount of Consideration such share of Butane Common Stock would have been converted into (valuing the Fuel Common Stock at the average closing price of a share of Fuel Common Stock on the Nasdaq National Market for the five (5) trading days ending one day prior to the date of this Agreement ) and (y) the portion of the Cash Payment that each share of Butane Preferred Stock will convert into will be proportionately reduced and the portion of the Stock Payment that each share of Butane Preferred Stock will convert into will be proportionately increased such that the total amount of cash and shares of Fuel Common Stock issued and issuable to Butane Stockholders is equal to the Consideration (less any Consideration not payable for Dissenting Shares in accordance with this Agreement); and

                           (B) in the event that any shares of Butane Common
                  Stock or Butane Preferred Stock are not entitled to receive any portion of the Consideration as determined by the Butane Certificate of Incorporation, each such share of Butane Common Stock and Butane Preferred Stock that is outstanding immediately prior to the Effective Time, but excluding any Dissenting Shares, will, by virtue of the Merger and at the Effective Time, without any further action on the part of Butane, Fuel or any holder thereof, be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made thereto.


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                  (ii) Dissenting Shares. Holders of shares of Butane Capital
         Stock who have duly complied with all requirements for perfecting (x) stockholders' rights of appraisal, as set forth in Section 262 of the Delaware General Corporation Law, shall be entitled to their rights under the Delaware Law with respect to such shares and (y) shareholders' dissenters' rights, as set forth in Section 1300 of the General Corporation Law of the State of California ("CALIFORNIA LAW"), shall be entitled to their rights under the California Law with respect to such shares (the shares referred in clause (x) and (y) together "DISSENTING SHARES").

                  (iii) Butane Stock Options. Each outstanding Butane Option shall terminate at the Effective Time and be of no further force and effect, and in any event, no such Butane Option shall be assumed by Fuel. As a result, pursuant to the terms of Butane Option Plan, Butane shall provide all optionees with notice at least 15 days notice prior to the Closing or obtain the necessary consent such that all outstanding Butane Options shall become fully vested and exercisable prior to the Closing and, to the extent not exercised prior to the Closing, terminated.

                  (iv) Continuation of Vesting and Repurchase Rights. If any shares of Butane Capital Stock that are outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares may be forfeited to or repurchased by Butane, upon any termination of a stockholder's employment, directorship or other relationship with Butane (and/or any Affiliate of Butane), as the case may be, under the terms of any restricted stock purchase agreement or other agreement with Butane, then any Exchange Shares issued upon the conversion of such shares of Butane Capital Stock in the Merger will, subject to compliance with applicable laws, continue to be unvested and subject to the same repurchase options, risks of forfeiture or other conditions following the Effective Time, and the certificates representing such Exchange Shares may accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture or other conditions. Butane shall take all actions that may be necessary to ensure that, from and after the Effective Time, Fuel is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

                  (v) Assumption and Conversion of Butane Warrants.

                           (A) At the Effective Time (x) if the shares of Butane
                  Common Stock are cancelled in accordance with Section 2.1(a)(i)(B), each outstanding warrant to purchase Butane Common Stock that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time, without any further action on the part of Butane, Fuel or any holder thereof, be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made thereto, or (y) if the shares of Butane Common Stock are converted into the right to receive a portion of the Cash Payment in accordance with Section 2.1(a)(i)(A), Fuel will assume all outstanding warrants to purchase Butane Common Stock set forth on Section 2.1(a)(v)(A) of the Butane Disclosure Schedule (the "ASSUMED COMMON WARRANTS") and each such Assumed Common Warrant shall by its terms be converted into the right to receive upon the exercise of such warrant the portion of the Cash Payment such holder thereof would have received had such holder exercised such Assumed Common Warrant immediately prior to the Effective Time.


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                           (B) At the Effective Time, all outstanding warrants
                  to purchase Capital Stock of Butane, other than those set forth in Section 2.1(a)(v)(A) of the Butane Disclosure Schedule, including those warrants to purchase Butane Preferred Stock, shall terminate and be of no further force and effect, and to the extent any of the warrants to be so terminated does not do so by its terms, Butane shall cause each holder of such warrants to contractually agree to such termination.

                  (vi) Treasury Stock. Each share of Butane Capital Stock held by Butane or owned by Newco, Fuel or any direct or indirect wholly-owned subsidiary of Butane or of Fuel immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

                  (vii) Adjustment for Capital Changes. If prior to the Merger, Fuel or Butane (A) recapitalizes either through a split-up of the outstanding shares of Fuel or Butane capital stock into a greater number, or through a combination of such outstanding shares into a lesser number, (B) reorganizes, reclassifies or otherwise changes such outstanding shares into the same or a different number of shares of other classes or into securities of another company (other than through a split-up or combination of shares provided for in the previous clause), or (C) declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the calculation of the Exchange Shares and the Escrow Shares (as defined in Section 8.3(b)) will be adjusted appropriately so as to maintain the proportionate interests of the Butane Stockholders and the holders of shares of Fuel capital stock at the time of such recapitalization.

                  (viii) Fractional Shares. No fractional shares of Fuel Common Stock will be issued in connection with the Merger. However, in lieu thereof, each Butane Stockholder who would otherwise be entitled to receive a fraction of a share of Fuel Common Stock will receive from Fuel an amount of cash equal to the product obtained by multiplying (A) the average closing price of a share of Fuel Common Stock on the Nasdaq National Market for the five (5) consecutive trading days ending one trading day prior to the Effective Time by (B) the fraction of a share of Fuel Common Stock that such holder would otherwise have been entitled to receive.

         (b) Effects of the Merger. At the Effective Time: (i) Butane will merge with and into Newco, Newco will be the Surviving Corporation pursuant to the terms of the Certificate of Merger and the separate existence of Butane will thereupon cease; (ii) the certificate of incorporation and bylaws of Newco shall be the certificate of incorporation and bylaws of the Surviving Corporation;
(iii) the sole director and officers of Newco immediately prior to the Effective Time will continue to be the sole director and officers of the Surviving Corporation and (iv) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

         2.2 Dissenting Shares. Notwithstanding anything to the contrary in this
Agreement:

         (a) No Dissenting Shares will be converted into or represent a right to receive the consideration described in Section 2.1(a). Instead, each holder of Dissenting Shares will be entitled only to such rights as are granted by Delaware Law and California Law for Dissenting Shares. The Exchange Shares to which such dissenting Butane Stockholders would have been entitled had each assented to the Merger, will have the status of authorized and unissued shares of Fuel.

         (b) For each Butane Stockholder who complies with all requirements for obtaining stockholders' rights of appraisal or dissenters' rights with respect to such shares, but subsequently loses (through the failure to perfect or otherwise) or effectively withdraws such demand for such rights of appraisal or dissenters' rights in accordance with Delaware Law or California Law, as applicable, such holder's shares shall, as of the Effective Time (or, if after the Effective Time, upon the occurrence of such event) automatically be converted into and represent only the right to receive the consideration described in Section 2.1 upon surrender of the applicable certificate(s) as provided in Section 8.2.

         (c) Butane shall comply with the notice and other procedural requirements set forth in Section 262 of Delaware Law and Section 1300 of California Law with respect to any Butane Stockholder that properly demands stockholders' rights of appraisal or dissenters' rights for such Butane shares and that has not lost or effectively withdrawn such demand for such rights of appraisal or dissenters' rights. Fuel shall have the opportunity to participate in all negotiations and proceedings with respect to such demands. Butane shall not, except with the prior written consent of Fuel, voluntarily make any payment with respect to any demands for the exercise of appraisal or dissenters' rights or offer to settle or settle any such demands.

         2.3 Adjustment to Purchase Price

         (a) Adjustment to Stock Payment. The Stock Payment payable at Closing shall be subject to adjustment on a dollar-for-dollar basis in accordance with this Section 2.3 in the event that Butane's net assets as shown on the Preliminary Closing Balance Sheet delivered to Fuel in accordance with Section
6.19 and 10.15 and agreed to by Fuel for purposes of the Closing, are less than the net assets reflected on the December 31, 2000 estimated balance sheet (-$4,998,000) attached hereto as Exhibit G. For purposes of this Section 2.3, each share of Fuel Common Stock shall have a dollar value equal to the average closing price of a share of Fuel Common Stock on the Nasdaq National Market for the five (5) consecutive trading days ending one trading day prior to the date of this Agreement. Notwithstanding anything to the contrary contained herein, if the Merger will not qualify as a tax-free plan of reorganization in the reasonable opinion of counsel for Fuel and Butane because an insufficient amount of the Consideration consists of Fuel Common Stock, the adjustment provided for in this Section 2.3(a) shall be made in part by reducing the Cash Payment (as opposed to the Stock Payment) to the extent necessary to cause the Merger to qualify as a tax-free plan of reorganization. In the event such an adjustment is made to the Cash Payment, appropriate and equitable adjustments shall be made in other provisions of this Agreement to account for the change in the form of consideration deducted from the Consideration on account of the adjustment set forth in this Section 2.3(a).

         (b) Adjustment to Cash Payment. The Cash Payment shall be decreased by
(i) the aggregate amount of the Sale Bonus to be paid in accordance with Section
7.8 and (ii) an amount, if any, equal to the difference between (x) the portion of the Cash Payment that the holders of the Assumed Common Warrants would have received had such holders exercised such Assumed Common Warrants immediately prior to the Effective Time and (y) the exercise price of such Assumed Common Warrants.

         2.4 Tax and Accounting Aspects of the Merger

         (a) Tax Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of

Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) of the United States Treasury Regulations.

         (b) Accounting Treatment. The parties intend that the Merger be treated as a "purchase" for accounting purposes.

         2.5 Further Assurances. Butane agrees that if, at any time after the Effective Time, Fuel considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Fuel, or the Surviving Corporation, title to any property or rights of Butane as provided herein, Fuel, the Surviving Corporation and their respective proper officers and directors are hereby authorized by Butane to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Fuel and otherwise to carry out the purpose of this Agreement, in the name of Butane or otherwise. The officers and directors of Fuel, Butane and Newco will take all such other lawful and necessary or desirable action to carry out the purposes of this Agreement.

     3. ADDITIONAL AGREEMENTS

         3.1 Resale Restrictions. Each Butane Stockholder will not, directly or indirectly, offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "DISPOSITION") any Exchange Shares now owned or hereafter acquired directly by such Person or with respect to which such Person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) with respect to dispositions of Fuel Common Stock acquired on the open market or (iii) with the prior written consent of Fuel, for a period commencing on the date hereof and continuing, (x) to a date 180 days after the Closing Date with respect to 58% of the Exchange Shares acquired by such Butane Stockholder, (y) to a date 270 days after the Closing Date with respect to 25% of the Exchange Shares acquired and
(z) to a date 365 days after the Closing Date with respect to the remaining Exchange Shares (the "LOCK-UP PERIOD").

         The foregoing restriction has been expressly agreed to preclude the holder of the Exchange Shares from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Exchange Shares during the Lock-Up Period, even if such Exchange Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Exchange Shares or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Exchange Shares. Fuel shall be entitled to provide stop transfer instructions to its transfer agent and registrar against the transfer of Exchange Shares acquired in connection with the transactions contemplated by the Merger Agreement except in compliance with the foregoing restrictions.

         3.2 Integration Matters. Butane and Fuel will cooperate in good faith to identify and, to the extent practicable, to resolve matters regarding the orderly integration of their respective operations. In furtherance of this objective, Fuel and the Key Employees identified on Schedule 1 hereto have agreed to all material terms and conditions of the continued employment of the Key Employees by Fuel or the Surviving Corporation to be effective as of the Effective Time.

         3.3 Non-Competition; Non-Solicitation. Each Butane Stockholder identified on Schedule 5 attached hereto agrees that for a period of 12 months after the later of Effective Time or the termination of such Butane Stockholder's employment or consulting relationship with Fuel or Butane, he or she (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, officer, director, employee, investor, co-venturer or in any other capacity, engage, participate or invest in any business, identified on Schedule 7 attached hereto, provided that such restrictions shall not apply to passive investments representing not more than 1% of the outstanding capital stock of publicly-traded companies or from consulting for a division of a company identified on Schedule 7 hereto if such division does not compete with Butane and/or Fuel; (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave the employ of Fuel and/or Butane, provided that such restrictions shall not apply to the placement of advertisements in publications of general circulation; and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with Fuel and/or Butane. Each Butane Stockholder identified on Schedule 5 attached hereto acknowledges and agrees that, in addition to other valuable consideration, the non-competition and non-solicitation obligations provided for herein were agreed to in exchange for Fuel's purchase of Butane, in which they held a substantial ownership interest, including the goodwill of the company, and that Fuel would not have acquired Butane if it could not have obtained the reasonable restrictions provided for herein, thereby preventing the Butane Stockholders from receiving the financial remuneration that resulted from the sale. Each Butane Stockholder identified on Schedule 5 attached hereto further acknowledges and agrees that these non-competition and non-solicitation obligations are reasonable and sufficiently narrow so as not to prevent them from engaging in business in their chosen fields. Should any provision, part or term of these non-competition and non-solicitation obligations be held to be invalid or unenforceable, the validity and enforceability of the remaining parts, terms and provisions of these obligations, as well as this Agreement as a whole, shall not be affected thereby, and a suitable and equitable provision shall be substituted to carry out, so far as may be enforceable and valid, the intent and purpose of the invalid or unenforceable provision.

     4. REPRESENTATIONS AND WARRANTIES OF BUTANE

         Except as set forth in the Butane Disclosure Schedule delivered to Fuel herewith, the parts of which are numbered to correspond to the Section numbers of this Agreement and which thereby qualify the corresponding representations and warranties contained in this Article 4 and any other representations and warranties contained in this Agreement if it is reasonably apparent from the actual words contained in the Butane Disclosure Schedule that such disclosure relates to such other representations and warranties, Butane hereby represents and warrants to Fuel as follows:

         4.1 Organization and Good Standing. Butane and each Subsidiary (as defined in Section 4.2) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all requisite qualifications to do business as a foreign corporation, to conduct its business in the manner in which its business is currently being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualifications could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Butane. Butane has delivered or made available to Fuel a true and correct copy of its certificate of incorporation and bylaws and similar governing instruments of each Subsidiary, each as amended to date (collectively, the "BUTANE CHARTER DOCUMENTS"), and each such instrument is in full force and effect. Neither Butane nor any Subsidiary is in violation of any of the provisions of the Butane Charter Documents. Butane has delivered or made available to Fuel all proposed or considered amendments to the Butane Charter Documents.

         4.2 Subsidiaries and Guarantees. The subsidiaries of Butane are listed under Section 4.2 of the Butane Disclosure Schedule (collectively the "SUBSIDIARIES" and each a "SUBSIDIARY"), each of which is wholly-owned by Butane. Butane does not have any other subsidiaries or any interest, direct or indirect, in any corporation, partnership, joint venture, limited liability company or other business entity. Neither Butane nor any Subsidiary has agreed or is obligated to make, or is bound by any Contract, written agreement, letter of intent, option, insurance policy, or benefit plan as in effect as of the date hereof pursuant to which it is required to make any future investment in or capital contribution to any other Person. Neither Butane, nor any Subsidiary, has, at any time, been a general partner of any general partnership, limited partnership or other entity or manager or member of any limited liability company. Section 4.2 of the Butane Disclosure Schedule indicates the jurisdiction of organization of each entity listed therein and Butane's direct or indirect equity interest therein.

         4.3 Capitalization.

         (a) Authorized/Outstanding Capital Stock. As of the date hereof, the authorized capital stock of Butane consists solely of 28,000,000 shares of Butane Common Stock and 11,030,385 shares of Butane Preferred Stock, 2,500,000 of which are designated as Series A Preferred Stock, 3,500,000 are designated as Series B Preferred Stock, 890,000 are designated as Series C Preferred Stock, 3,900,000 are designated as Series D Preferred Stock and 240,385 are designated as Series E Preferred Stock. As of the date hereof, there are issued and outstanding 12,109,129 shares of Butane Common Stock, zero shares of Butane's Series A Preferred Stock, 2,157,145 shares of Butane's Series B Preferred Stock (each of which is convertible into one share of Butane Common Stock), 890,000 shares of Butane's Series C Preferred Stock (each of which is convertible into one share of Butane Common Stock), 3,800,509 shares of Butane's Series D Preferred Stock (each of which is convertible into one share of Butane Common Stock), 240,385 shares of Butane's Series E Preferred Stock (each of which is convertible into one share of Butane Common Stock) and no shares of Series F Preferred Stock. In addition, Butane has issued convertible promissory notes (the "CONVERTIBLE NOTES") in the aggregate principal amount of $5,999,999.99 to the Persons identified on Section 4.3(a) of the Butane Disclosure Schedule. The Convertible Notes will automatically convert into 1,578,947 shares of Series F Preferred Stock at a conversion price of $3.80 per share immediately prior to the Merger without any further action on the part of any holder thereof. All issued and outstanding shares of Butane Common Stock and Butane Preferred Stock have been (or will be with respect to the Series F Preferred Stock) duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, are not subject to preemptive rights and have been offered, issued, sold and delivered by Butane in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. To Butane's knowledge, but without having made any inquiries, there exists no pledge, lien, security interest, claim or encumbrance whatsoever on or relating to any of the shares of Butane Common Stock or Butane Preferred Stock set forth as owned by such Stockholder on Section 4.3(a) of the Butane Disclosure Schedule. Section 4.3(a) of the Butane Disclosure Schedule identifies all Butane Stockholders who hold Butane Preferred Stock who are entitled to receive any portion of the Consideration who are, to Butane's knowledge, without further inquiry, not "accredited investors" (as such term is defined in Rule 501(a) of the Securities
Act).

         (b) Options/Warrants/Rights. As of the date hereof: (i) options to purchase 4,255,577 shares of Butane Common Stock (the "BUTANE OPTIONS") have been issued and are outstanding; (ii) warrants to purchase 1,271,260 shares of Butane Common Stock have been issued and are outstanding; and (iii) warrants to purchase 200,000 shares of Butane Series B Preferred Stock have been issued and are outstanding (the warrants in (ii) and (iii) are collectively referred to as the "BUTANE WARRANTS"). A list of all holders of Butane Options and Butane Warrants is set forth under

Section 4.3(b) of the Butane Disclosure Schedule. Section 4.3(b) of the Butane Disclosure Schedule lists for each Person who holds Butane Options or Butane Warrants, the exercise price for each such Butane Option or Butane Warrant, the number of shares or other securities covered by each such Butane Option or Butane Warrant, the vesting schedule, the extent each such Butane Option or Butane Warrant is vested as of the date hereof and whether the vesting of such Butane Option or Butane Warrant will be accelerated as a result of the Merger or upon any other event. In addition, Section 4.3(b) of the Butane Disclosure Schedule lists all holders of shares of Butane restricted stock and for each such Person, the number of shares of Butane restricted stock held, the schedule on which such rights lapse and whether such repurchase rights arise in full or in part as a result of the Merger or upon any other event. Butane has delivered to Fuel accurate and complete copies of all plans pursuant to which Butane has ever granted restricted stock, options or warrants or other equity related awards. All issued and outstanding Butane Options and Butane Warrants (and the underlying shares to be received upon exercise thereof) have been duly authorized are not subject to any right of rescission, are not subject to preemptive rights and have been offered, issued, sold and delivered by Butane in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Except as set forth in Section 4.3(a), this Section 4.3(b) and in Section 4.3(a) or
Section 4.3(b) of the Butane Disclosure Schedule, there is no: (i) outstanding preemptive right, stock appreciation right, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire from Butane or, to Butane's knowledge, from Affiliates of Butane, any shares of Butane Capital Stock or other securities of Butane; (ii) outstanding security, instrument or obligation issued by Butane or Affiliates of Butane, that is or may become convertible into or exchangeable for any shares of Butane Capital Stock or other securities of Butane; (iii) stockholders' rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Butane or any successor of Butane is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; (iv) Contract to which Butane is a party relating to the voting or registration of or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to) any shares of Butane Common Stock; (v) liability for dividends accrued but unpaid; or (vi) condition or circumstance, to Butane's knowledge, that likely would directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Butane, including but not limited to promises to issue or grant securities of Butane or to recommend to Butane's board of directors to issue or grant securities of Butane.

         (c) Butane is not under any obligation to register under the Securities Act the resale of any of its presently outstanding securities or any securities that may be subsequently issued.

         (d) To Butane's knowledge: (i) no Butane Stockholder has claimed any interest in any additional shares of Butane Capital Stock, or any options, warrants or other securities of Butane, except for the number of shares of Butane Common Stock or Butane Preferred Stock which such Person is shown to be the owner of on Section 4.3(a) of the Butane Disclosure Schedule and any Butane Options and Butane Warrants which such Person is shown to be the owner of on
Section 4.3(b) of the Butane Disclosure Schedule; and (ii) no third party who is not listed on Section 4.3(a) of the Butane Disclosure Schedule or Section 4.3(b) of the Butane Disclosure Schedule has made, or has, any claim of entitlement to receive any shares of the capital stock of Butane, any warrants or other rights to acquire any capital stock of Butane or any other securities of Butane.

         4.4 Power, Authorization and Non-Contravention.

         (a) Butane and each Subsidiary has the right, corporate power, legal capacity and authority to: (i) carry on its business as now conducted and as proposed to be conducted; (ii) own, operate and lease its properties in the manner in which its properties are currently owned, used and leased and in the manner in which its properties are proposed to be owned, used and leased; (iii) perform its obligations under all Butane Contracts, and (iv) enter into and perform its obligations under this Agreement and all agreements to which Butane is or will be a party that are required to be executed pursuant to or in connection with this Agreement (the "BUTANE ANCILLARY AGREEMENTS"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Butane, subject only to the approval and adoption of this Agreement and the approval of the Merger by Butane's stockholders (the "BUTANE STOCKHOLDER APPROVAL") in accordance with Delaware Law and California Law, and the filing of the Certificate of Merger pursuant to Delaware Law. The affirmative vote of the holders of a majority of the outstanding shares of Butane Common Stock and Butane Preferred Stock, voting together as a single class is sufficient for the Butane Stockholder Approval under Delaware Law, and the affirmative vote of the holders of a majority of the outstanding shares of Butane Common Stock and Butane Preferred Stock, voting together as a single class, the holders of a majority of the Butane Common Stock, voting as a separate class, and the holders of a majority of the Butane Preferred Stock, voting as a separate class, is sufficient for the Butane Stockholder Approval under California Law, and, except as set forth on Section 4.4(a) of the Butane Disclosure Schedule, no other approval of any holder of any securities of Butane is required in connection with the consummation of the transactions contemplated hereby.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY") or other Person, is required to be obtained or made by Butane in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Butane is qualified to do business, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Butane, Fuel or the Surviving Corporation or prevent, alter or materially delay the consummation of the Merger or any of the other transactions contemplated hereby.

         (c) The Butane Stockholders that have executed Voting Agreements collectively own shares of Butane Common Stock and Butane Preferred Stock representing, in the aggregate, voting power sufficient to approve the Merger, this Agreement and the related transactions contemplated hereby under Delaware Law and California Law.

         (d) This Agreement and the Butane Ancillary Agreements are, or when executed and delivered by Butane and the other parties thereto will be, valid and binding obligations of Butane enforceable against Butane in accordance with their respective terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies and (iii) the enforceability of provisions requiring indemnification; provided, however, that the Certificate of Merger and the Butane Ancillary Agreements will not be effective until the earlier of the Effective Time and the date provided for therein.

         4.5 No Violation of Charter Documents, Contracts or Laws. Neither the execution and delivery of this Agreement or any Butane Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (a) any provision of the Butane Charter Documents, as currently in effect; (b) any material Butane Contract; or
(c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Butane or its assets or properties, or any Subsidiary or its assets or properties. Except as set forth on Section 4.5 of the Butane Disclosure Schedule, the consummation of the Merger and succession by Fuel to all Contracts, rights, licenses, franchises, leases and agreements of Butane and each Subsidiary will not require the consent of any third party.

         4.6 Documents and Disclosures.

         (a) Butane has made available to Fuel for examination true and complete copies of all documents and information listed in the Butane Disclosure Schedule or other exhibits called for by this Agreement, including, without limitation, the following: (i) copies of the Butane Charter Documents, as currently in effect; (ii) Butane's minute book containing all records of all proceedings, consents, actions and meetings of the Stockholders, the Board of Directors and any committees of the Board of Directors of Butane; (iii) Butane's stock ledger, journal and other records reflecting all stock issuances and transfers; (iv) all permits, orders and consents issued by any regulatory agency with respect to Butane, or any securities of Butane, (v) all applications for such permits, orders and consents; and (vi) all of the foregoing documents and information with respect to the Subsidiaries.

         (b) There has not been any violation of any of the provisions of the Butane Charter Documents, and to Butane's knowledge, no event has occurred, and no condition or circumstance exists, that likely would (with or without notice and/or lapse of time) constitute or result directly or indirectly in such a violation.

         (c) The books of account, stock records, minute books and other records of Butane and its Subsidiaries: (i) are in all material respects true and complete, (ii) have been maintained in accordance with reasonable business practices and (iii) accurately and fairly reflect in all material respects the transactions and dispositions of the assets of Butane and its Subsidiaries.

         (d) Each amendment to the Butane Charter Documents since the date of Butane's incorporation has been approved by the Butane board of directors and stockholders in accordance with the Delaware General Corporation Law and Butane has complied with all notice requirements contained therein.

         4.7 Butane Financial Statements. Included in Section 4.7 of the Butane Disclosure Schedules are the consolidated financial statements (including, in each case, any related notes thereto) for the fiscal years ended June 30, 1999 and 2000 audited by Deloitte and Touche LLP and the unaudited consolidated financial statements for the six month period ended December 31, 2000 (the "BUTANE FINANCIAL STATEMENTS") and each: (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto); (ii) fairly present in all material respects the consolidated financial position of Butane and the Subsidiaries as at the respective dates thereof and the consolidated results of Butane's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments and (iii) contain no adverse opinion or disclaimer of opinion and except as set forth in Section 4.7 of the Butane Disclosure Schedule were not qualified or modified as to uncertainty, audit scope or accounting principal. Except as set forth on Section 4.7 of the Butane Disclosure Schedule, since Butane's December 31, 2000 balance sheet (the "BUTANE BALANCE SHEET", with December 31, 2000 hereinafter referred to as the "BUTANE BALANCE SHEET DATE") contained in Section 4.7 of the Butane Disclosure Schedule, neither Butane nor any Subsidiary has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Butane and the Subsidiaries taken as a whole, except for liabilities incurred since the Butane Balance Sheet Date in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement. There has been no change in Butane's accounting policies, except as described in the notes to the Butane Financial Statements. Butane has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the Butane Financial Statements or under Section 4.7 of the Butane Disclosure Schedule, except for those that may have been incurred after the Butane Balance Sheet Date in the ordinary course of Butane's business, consistent with past practice and that are in an aggregate amount not to exceed $50,000, and (ii) those that occur after the date of this Agreement in compliance with this Agreement or with the express written consent of Fuel.

         4.8 Accounts Receivable. The receivables shown on the Butane Balance Sheet arose in the ordinary course of business consistent with past practice. Allowances for doubtful accounts and warranty returns are adequate and have been prepared in accordance with GAAP consistently applied and in accordance with the past practices of Butane and its Subsidiaries. The receivables of Butane and its Subsidiaries arising after the Butane Balance Sheet Date and prior to the Closing Date arose or will arise in the ordinary course of business consistent with past practice. To the knowledge of Butane, none of its receivables is subject to any material claim of offset, recoupment, setoff or counter-claim and it has no knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables are contingent upon the performance by Butane or any of its Subsidiaries of any obligation or Contract other than normal warranty repair and replacement and other than products' progress bills in the ordinary course of business consistent with past practice. No Person has any lien on any of such receivables) and no agreement for deduction or discount has been made with respect to any of such receivables. Section 4.8 of the Butane Disclosure Schedule sets forth an aging of accounts receivable of Butane and its Subsidiaries in the aggregate and by customer, and indicates the amounts of allowances for doubtful accounts and warranty returns and the amounts of accounts receivable which are subject to asserted warranty claims. Section 4.8 of the Butane Disclosure Schedule sets forth such amounts of accounts receivable which are subject to asserted warranty claims known to Butane by customers and reasonably detailed information regarding asserted warranty claims known to Butane made within the last year, including the type and amounts of such claims. Butane has no accounts or loans receivable from any person, firm or corporation which is affiliated with Butane or from any director, officer or employee of Butane.

         4.9 Change in Independent Auditors. In connection with a change in Butane's independent accountants on March 20, 2000, replacing Ernst & Young LLP with Deloitte & Touche LLP, there were no material disagreements between Butane and Ernst & Young LLP which may have reflected negatively on Butane's business or placed Butane's audited financials in question. The audit reports of Ernst & Young LLP for the years ended June 30, 1997, 1998 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the years ended June 30, 1997, 1998 and 1999 and through the date hereof, there were no material disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

         4.10 Banking Relations. All of the arrangements which Butane has with any banking institutions are described in Section 4.10 of the Butane Disclosure
Schedule indicating with respect to each such arrangements the type of arrangement maintained (such as checking account, borrowing arrangement, safe deposit box, etc.) and the Person or Persons authorized in respect thereof.

         4.11 Litigation. There is no action, suit, arbitration, mediation, proceeding, claim or, to Butane's knowledge, investigation pending against Butane or any Subsidiary, nor, to Butane's knowledge, are any of the foregoing threatened against Butane or any Subsidiary before any court, administrative agency or arbitrator that, if determined adversely to Butane or any Subsidiary, would reasonably be expected to have a Material Adverse Effect on Butane. There is no basis for any Butane Stockholder to make any claim, demand or action against Fuel, the Surviving Corporation, or any present or former officer or director of Fuel, Butane or the Surviving Corporation, based upon fraud, misrepresentation, or an improper interested party transaction, or any claim, demand or action based upon or related to the fairness or adequacy of the Consideration other than in accordance with applicable dissenters rights and appraisal statutes. There is no judgment, decree, injunction or ruling of an administrative agency or arbitrator outstanding against Butane or any Subsidiary. To the knowledge of Butane, there is no basis for any Person to assert a claim against Butane or any Subsidiary, or Fuel as successor in interest to Butane, based upon any rights under the Butane Charter Documents or any agreement between Butane and any Butane securities holder or former Butane securities holder in such holder's capacity as such. There is no action, suit, proceeding, claim, arbitration or investigation pending as to which Butane has received notice of assertion against Butane, which in any manner could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

         4.12 Taxes.

                  (a) Butane and each Subsidiary has timely filed all federal, state, local and foreign, returns, estimates, information statements and reports ("RETURNS") relating to "Taxes" (as defined below) required to be filed by or on behalf of Butane and each Subsidiary with any "Tax" (as defined below) authority, such Returns are true, correct and complete in all material respects, and Butane and each Subsidiary has paid all Taxes required to be paid for which payment is due as shown on such Returns, has made all necessary material estimated tax payments, and has no liability for Taxes in excess of the amount so paid, except to the extent adequate reserves have been established in the Financial Statements or, with respect to Taxes that are not yet due on or prior to the date of this Agreement and which have become due thereafter, adequate reserves have been established by Butane prior to the Closing.

                  (b) Butane and each Subsidiary has withheld all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, except such Taxes which are not material to Butane.

                  (c) Neither Butane nor any Subsidiary has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, or to the knowledge of Butane, proposed or assessed against Butane or any Subsidiary, nor has Butane or any Subsidiary executed any currently effective waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (d) No audit or other examination of any Return of Butane or any Subsidiary by any Tax authority is presently in progress, nor has Butane or any Subsidiary been notified in writing of any request for such an audit or other examination.

                  (e) No adjustment relating to any Returns filed by Butane or any Subsidiary has been proposed in writing formally or informally by any Tax authority to Butane or any Subsidiary or any representative thereof.

                  (f) To Butane's knowledge, neither Butane nor any Subsidiary has any liability for unpaid Taxes which has not been accrued for or reserved on the Butane Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the Butane Balance Sheet Date in connection with the operation of the business of Butane and the Subsidiaries in the ordinary course.

                  (g) Except as set forth in Section 4.12(g) of the Butane Disclosure Schedule, there is no agreement, plan or arrangement to which Butane or any Subsidiary is a party, including this Agreement and the agreements entered into in connection with this Agreement, covering any employee or former employee of Butane or any Subsidiary, individually or collectively, that would be reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Butane is a party or by which it is bound to compensate any individual for excise Taxes paid pursuant to
Section 4999 of the Code.

                  (h) Neither Butane nor any Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Butane.

                  (i) Neither Butane nor any Subsidiary is party to or has any obligation under any Tax-sharing, Tax indemnity or Tax allocation agreement or arrangement.

                  (j) Except as may be required as a result of the Merger, Butane and the Subsidiaries have not been required to include any adjustment in Taxable income for any Tax period (or portion thereof) ending after the Effective Time pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing Date.

                  (k) None of Butane's or any Subsidiary's assets are Tax exempt use property within the meaning of Section 168(h) of the Code.

                  (l) Butane has not been distributed in a transaction qualifying under Section 355 of the Code within the last two years, nor has Butane distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years.

         For the purposes of this Agreement, "TAX" or "TAXES" refers to (i) any and all federal, state, local and foreign Taxes, assessments and other governmental charges, duties, impositions and liabilities relating to Taxes, including Taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property Taxes, together with all interest, penalties and additions imposed with respect to such amounts,
(ii) any liability for payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (iii) any liability for amounts of the type described in clauses (i) and (ii) as a result of any express or implied obligation to indemnify another person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor entity.

         4.13 Title to Properties.

                  (a) Butane and each of the Subsidiaries have good and marketable title to all of their respective assets as shown on the Butane Balance Sheet (except assets sold or otherwise disposed of since the Butane Balance Sheet Date in the ordinary course of business which in the aggregate are not material), or with respect to leased assets, valid leasehold interests in, free and clear of all liens, charges or encumbrances (other than for Taxes not yet due and payable or as reflected in the Butane Financial Statements or such imperfections of title, liens and encumbrances as do not and will not materially detract from or materially interfere with the use of such assets subject thereto or affected thereby, or otherwise materially impair business operations involving such assets). The machinery and equipment included in the assets of Butane and the Subsidiaries is in all material respects in good condition and repair, normal wear and tear excepted. Neither Butane nor any Subsidiary has received any written notice that it is in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties.

                  (b) Butane and the Subsidiaries own no real property, nor have they ever owned any real property. All leases of real or personal property to which Butane or any Subsidiary is a party are, to the best knowledge of Butane, fully effective and afford Butane peaceful and undisturbed possession of the subject matter of the lease. As a result of the transactions contemplated by this Agreement, except as set forth on Section 4.13(b) of the Butane Disclosure Schedule, the Surviving Corporation will obtain a valid ownership or leasehold interest in all personal property that Butane or its Subsidiaries currently own or lease and all real property that Butane or its Subsidiaries currently lease, as of the date of this Agreement, in each case free and clear of all title defects and encumbrances of any kind, except: (i) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business,
(ii) liens for current Taxes not yet due and payable and (iii) or such imperfections of title, liens and encumbrances as do not and will not materially detract from or materially interfere with the use of such assets subject thereto or affected thereby, or otherwise materially impair business operations involving such assets.

         4.14 Absence of Certain Changes or Events. Since the Butane Balance Sheet Date, Butane and the Subsidiaries have carried on their business in the ordinary course substantially in accordance with the procedures and practices in effect on the Butane Balance Sheet Date.

                  (a) Except as set forth under Section 4.14 of the Butane Disclosure Schedule, since the Butane Balance Sheet Date there has not been with respect to Butane or any Subsidiary:

                           (i) any change, event, circumstance or effect on the business, prospects, assets or liabilities (including intangible assets), capitalization, financial condition or results of operations of Butane or any Subsidiary, which by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or would reasonably be expected to have a Material Adverse Effect on Butane or on Butane's or its Subsidiaries' ability to conduct their respective businesses as presently conducted, or that is reasonably likely to impede the performance by Butane of its obligations under this Agreement or any of the Butane Ancillary Agreements;

                           (ii) any contingent liability incurred by Butane or any Subsidiary as guarantor or surety with respect to the obligations of others which exceed in the aggregate $50,000;

                           (iii) any mortgage, encumbrance or lien placed on any of the properties of Butane or any Subsidiary except: (A) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business, (B) liens for current Taxes not yet due and payable and (C) such imperfections of mortgages, liens and encumbrances as do not and will not materially detract from or materially interfere with the use of such properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties;

                           (iv) any obligation or liability incurred by Butane or any Subsidiary other than in the ordinary course of business or which obligations or liabilities do not exceed in the aggregate $50,000 through the date of this Agreement;

                           (v) any purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the property (including Butane IP Rights (as defined in Section 4.15)), assets or goodwill of Butane or any of its Subsidiaries other than in the ordinary course of business and consistent with past practice;

                           (vi) any material damage, destruction or loss of any material property or asset, whether or not covered by insurance;

                           (vii) any labor dispute or claim of unfair labor practices;

                           (viii) any change in the compensation payable or to become payable to any of Butane's or any Subsidiary's officers, employees or agents earning compensation at an anticipated annual rate in excess of $50,000, or any bonus payment or arrangement made to or with any of such officers, employees, consultants or agents; or any change in the compensation payable or to become payable to any of Butane's or any Subsidiary's other officers, employees, consultants or agents (other than normal annual raises for non-officers in the ordinary course of business consistent with past practice) or any bonus payment or arrangement made to or with any of such officers, employees or agents other than normal bonuses or compensation increases granted prior to the date of this Agreement as disclosed under Section 4.14 of the Butane Disclosure Schedule;

                           (ix) any material change with respect to the personnel of Butane or any Subsidiary; or

                           (x) any loss of one or more material customers of Butane or any Subsidiary or such number of such customers which together represent a material amount of business.

                  (b) Except as set forth under Section 4.14 of the Butane Disclosure Schedule, since the Butane Balance Sheet Date neither Butane nor any Subsidiary has:

                           (i) formed any subsidiary or acquired any equity interest or other interest in any other entity;

                           (ii) amended their certificates of incorporation, bylaws or any other organizational document;

                           (iii) made any payment or discharged any material lien or liability of Butane or any Subsidiary;

                           (iv) incurred any obligation or liability to any of their employees, officers, directors, stockholders or Affiliates, or any loans or advances made to any of its employees, officers, directors, stockholders or Affiliates, except normal compensation and reasonable travel related expense allowances payable to employees, officers or directors;

                           (v) sold, issued, granted or authorized the issuance or grant of: (A) any shares of their capital stock of any class or other security (other than (1) options issued to employees in the ordinary course of business consistent with past practice (all of which had been granted as of the date of this Agreement), or (2) pursuant to exercise of outstanding stock options); (B) any option, call, warrant, obligation, subscription, or other right to acquire any capital stock or any other security, except for stock options described in Section
         4.3 or (C) any instrument convertible into or exchangeable for any capital stock or other security; or accelerated the vesting of any outstanding option or other security, except for acceleration provisions that are contained in existing stock option grants (each of which is listed under Section 4.14 of the Butane Disclosure Schedule);

                           (vi) declared, set aside or paid any dividend on, or made any other distribution in respect of, their capital stock, or made any changes in any rights, preferences, privileges or restrictions of any of their outstanding capital stock;

                           (vii) effected any split, stock dividend, combination or recapitalization of their capital stock or any direct or indirect redemption, purchase or other acquisition by Butane or any Subsidiary of their capital stock;

                           (viii) effected or been a party to any transaction relating to a merger, consolidation, sale of all or substantially all of their assets, or similar transaction; or accepted or otherwise entered into any Acquisition Proposal (as defined in Section 6.6);

                           (ix) executed, amended, relinquished, terminated or failed to renew any material Contract, lease, transaction or legally binding commitment other than in the ordinary course of their business (nor has there been any written or oral indication or assertion by the other party thereto of its desire to so amend, relinquish, terminate or not renew any such Contract, lease transaction or legally binding commitment);

                           (x) deferred the payment of any accounts payable outside the ordinary course of business or in an amount which is material or any discount, accommodation or other concession made outside the ordinary course of business in order to accelerate or induce the collection of any receivable;

                           (xi) borrowed any money other than in the ordinary course of their business, and not in excess of $50,000 in the aggregate; or

                           (xii) entered into any other transaction or taken any other action outside the ordinary course of their business (other than as disclosed in Section 4.14 of the Butane Disclosure Schedule).

         4.15     Intellectual Property.

                  (a) Definition. As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks (registered and/or at common law), trademark applications, trade names, service marks, service mark applications, URLs, works of authorship, copyrights, copyright registrations and applications for registration, mask work rights, moral rights, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary information, proprietary processes and formulae, databases and data collections, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

                  (b) Ownership of Intellectual Property. Butane and each Subsidiary of Butane owns all right, title and interest in, or has license (sufficient for the conduct of its business as presently conducted), to all Intellectual Property Rights used in or reasonably necessary to the conduct of its business as presently conducted, including the business of the development, design, maintenance, sale, licensing, installation and use of Butane and Subsidiary products and the sale of commercial services using such Intellectual Property Rights (with such Intellectual Property Rights being hereinafter collectively referred to as the "BUTANE IP RIGHTS"). Section 4.15(b) of the Butane Disclosure Schedule sets forth the terms and conditions of the transfer of Intellectual Property Rights and licenses between Inference Corporation ("INFERENCE") and Butane, and Butane and Mindbox, Inc. ("MINDBOX"), respectively. Notwithstanding the terms and conditions set forth in Section 4.15(b) of the Butane Disclosure Schedule or the terms and conditions of that certain Mindbox Assets Purchase Agreement dated March 31, 2000 by and between Butane and Mindbox, (i) none of the Butane Products and Services contain any Intellectual Property or portion thereof, as that term is defined in the Mindbox Asset Purchase Agreement, and (ii) the functionality of the Butane Products and Services do not rely on or require the use of any Intellectual Property, as that term is defined in the Mindbox Asset Purchase Agreement. Except as set forth in
Section 4.15(b) of the Butane Disclosure Schedule, to the knowledge of Butane, Butane and its Subsidiaries have the exclusive, unrestricted, worldwide right to design, develop, use, reproduce, manufacture, sell, license and distribute all of its products and services (such products and services being set forth under Section 4.15(b) of the Butane Disclosure Schedule and hereinafter collectively referred to as the "BUTANE PRODUCTS AND SERVICES") and the right to use all of its customer and supplier lists. Notwithstanding the terms and conditions set forth in Section 4.15(b) of the Butane Disclosure Schedule or the terms and conditions of the Inference Transfer Agreement, to the knowledge of Butane none of the Butane Products and Services contain (i) the ART CBR Kernel, (ii) any Derivative Works based upon the ART CBR Kernel or (iii) any proprietary techniques or algorithms of Inference, as those terms are used or defined in the Inference Transfer Agreement. To the knowledge of Butane, Inference retains no right, title or interest, pursuant to the terms of the Inference Transfer Agreement, in the Butane Products and Services. Except as set forth under
Section 4.15(b) of the Butane Disclosure Schedule, neither Butane nor any Subsidiary has granted any reseller, distributor, sales representative, original equipment manufacturer, value added reseller or other third party any right to reproduce, manufacture, sell, license or distribute any of its products or services in any market segment or geographic location. Set forth under Section 4.15(b) of the Butane Disclosure Schedule is a true and complete list of all copyright, mask work and trademark registrations and applications and all patents and patent applications for Butane IP Rights owned by Butane or its Subsidiaries. Butane has no knowledge of any loss, cancellation, termination or expiration of any such Butane IP rights except as set forth on Section 4.15(b) of the Butane Disclosure Schedule. To the knowledge of Butane, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any Butane IP Right, will not cause forfeiture or termination or give rise to a right of forfeiture or termination of any Butane IP Right or materially impair the right of Butane to use, sell or license any Butane IP Right or portion thereof.

                  (c) No Violation of Rights of Others. To the knowledge of Butane, the business of Butane and each Subsidiary of Butane and the design, development, use, manufacture, sale, license or provision of any Butane Product and Service does not, and the use, manufacture, sale, license or provision of any Butane Product or Service will not cause Butane or any Subsidiary of Butane to infringe or violate any Intellectual Property Rights of any other Person. Neither Butane nor any Subsidiary has received any written claim or notice of infringement or potential infringement by Butane or by any Subsidiary of Butane of the Intellectual Property Rights of any other Person. To the knowledge of Butane, neither Butane nor any Subsidiary is using any confidential information or trade secrets of any third party. To the knowledge of Butane, there are no royalties, honoraria, fees or other payments, settlements, judgements, liens, or other dispute depositions or other obligations of Butane or any Subsidiary of Butane due to any Person by reason of the ownership, use, license, sale, or disposition of the Butane IP Rights (other than as set forth under Section 4.15(b) of the Butane Disclosure Schedule.

                  (d) Protection of Rights. Butane has taken all reasonably necessary steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material Butane IP Rights. To the knowledge of Butane, there is no material unauthorized use, infringement or misappropriation of any Butane IP Rights by any third party, including, to the knowledge of Butane, by any Butane employee or Subsidiary employee. All Butane and Subsidiary officers, employees and consultants have executed and delivered to Butane an agreement, in substantially the form attached hereto as Exhibit C, regarding the protection of proprietary information and the assignment to Butane of all Intellectual Property Rights arising from the services performed for Butane or any Subsidiary by such Persons, and Butane has made available or has delivered to Fuel and its counsel copies of all such agreements.

         4.16 Conformity of Products and Services. All software developed by Butane or any Subsidiary and licensed by Butane or any Subsidiary to customers and all other Butane Products and Services delivered or provided by Butane or any Subsidiary to customers during the one (1) year period prior to the Closing Date conform in all material respects (to the extent required in Contracts with such customers) to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers and neither Butane nor any Subsidiary has any material liability (and, to Butane's knowledge, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Butane or any Subsidiary giving rise to any material liability relating to the foregoing Contracts) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Butane Balance Sheet. Butane and its Subsidiaries have good commercial working relationships with their customers and suppliers. No customer accounting for more than 5% of Butane's revenues in any month during the last twelve calendar months ending December 31, 2000 has canceled or otherwise terminated its relationship with Butane, decreased or limited materially the amount of product or service ordered from Butane or threatened in writing (or to Butane's knowledge orally) to take any such action.

         4.17 Product and Service Warranties. Set forth on Section 4.17 of the Butane Disclosure Schedule are the standard written forms of product and service warranties and guarantees utilized by the Company as of the date of this Agreement. Except as set forth on Section 4.17 of the Butane Disclosure Schedule, during a period of one (1) year prior to the Closing Date, the Company has not made any other written material warranties (which remain in effect) with regard to products and/or services supplied by the Company. There are not existing or threatened in writing, product liability, warranty or other similar claims against the Company alleging that any Company product is defective or fails to meet any product or service warranty. Except as set forth on Section
4.17 of the Butane Disclosure Schedule, there are (a) no inherent design defects or systemic or chronic problems in any Company Product that are known to the Company and (b) no liabilities that are known to the Company for warranty or other claims or returns with respect to any Company Product relating to any such defects or problems.

         4.18 Disabling Codes. To Butane's best knowledge, the software developed by Butane and used in the Butane Products and Services are free of any disabling codes or instructions (a "DISABLING CODE"), and any virus or other intentionally created, undocumented contaminant (a "CONTAMINANT"), that may, or may be used to, access, modify, delete, damage or disable the Systems (as defined below) or that may result in damage thereto. Software obtained from third party suppliers is, to Butane's knowledge, free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable any of the Systems (as defined below) or that might result in damage thereto. Butane has taken reasonable steps and implemented reasonable procedures to ensure that its internal computer systems (consisting of hardware, software, databases or embedded control systems, "SYSTEMS") are free from Disabling Codes and Contaminants. Except as may be set forth in Section 4.18 of the Butane Disclosure Schedule, Butane has in place appropriate disaster recovery plans, procedures and facilities and has taken all reasonable steps to safeguard its Systems and restrict unauthorized access thereto.

         4.19 Compliance with Laws. Butane and each Subsidiary has complied, or prior to the Closing Date will have complied, and is or will be at the Closing Date in compliance, in all material respects, with all laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Butane or any Subsidiary, or to the assets, properties and business of Butane or any Subsidiary, including, without limitation:

                  (a) all applicable federal and state securities laws and regulations;

                  (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of Butane's or any Subsidiary's owned, leased or licensed real or personal property, products or technical data, (ii) employment or employment practices, terms and conditions of employment, or wages and hours, (iii) safety, health, fire prevention, Environmental Laws or (iv) to the knowledge of Butane, all applicable building standards or zoning laws;

                  (c) the Export Administration Act and regulations promulgated thereunder or other laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data;

                  (d) the Delaware General Corporation Law;

                  (e) the Immigration Reform and Control Act; and

                  (f) all governmental and nongovernmental regulations related to the operation and use of the Internet.

                  No Contract or transaction of Butane or any Subsidiary is void or voidable under Delaware Law or California Law. Butane and each Subsidiary has received all material permits and approvals from, and has made all material filings with, third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted.

         4.20 Agreements and Commitments. Except as set forth under Section 4.20 of the Butane Disclosure Schedule and delivered or made available by Butane to Fuel herewith, neither Butane nor any Subsidiary is a party or subject to any oral or written executory agreement, obligation or commitment that is material to Butane, its financial condition or business or which is described below, including but not limited to the following:

                  (a) Any Contract providing for payments by or to Butane or any Subsidiary in an amount with respect to any single transaction, or series of related transactions, of (i) $25,000 or more in the ordinary course of business or (ii) $50,000 or more not in the ordinary course of business;

                  (b) Any Contract to which Butane or any Subsidiary is a party
(i) with respect to Butane IP Rights licensed or transferred to any third party (other than standard agreements with customers arising in the ordinary course of business consistent with past practice, the forms of which have been delivered to Fuel or its counsel); and (ii) pursuant to which a third party has licensed or transferred any Intellectual Property Rights to Butane or any Subsidiary (except for commercially available, non-customized software sold at retail, or sold at less than $5,000 per license or per seat and not embedded in Butane Produces and Services or sub-licensed to customers of Butane or its Subsidiaries);

                  (c) Any agreement by Butane or any Subsidiary to encumber, transfer or sell any material rights in or with respect to any Butane IP Rights except non-exclusive software licenses;

                  (d) Any Contract providing for development of technology for Butane which technology (i) is used or incorporated in any Butane Products or Services currently distributed or performed by Butane or any Subsidiary or (ii) is anticipated to be used or incorporated in any planned products or services of Butane or a Subsidiary, or any Contract that requires Butane to perform specified development work for a third party.

                  (e) Any Contract currently in force for hosting, data center, transaction processing or other services related to the Butane website and provision of hosted versions of Butane products and services;

                  (f) Any agreement for the sale or lease of real or personal property involving more than $50,000 per year;

                  (g) Any dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the distribution of Butane's Products or Services (other than standard agreements arising in the ordinary course of business consistent with past practice, the forms of which have been delivered to Fuel or its counsel);

                  (h) Any franchise agreement or financing statement;

                  (i) Any stock redemption or purchase agreement;

                  (j) Any joint venture Contract or arrangement or any other agreement that involves a sharing of profits with other Persons or the payment of royalties to any other Person;

                  (k) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of Butane or of any Subsidiary incurred or made in the ordinary course of business, and except as disclosed in the Butane Financial Statements;

                  (l) Any Contract containing covenants purporting to limit Butane's or any Subsidiary's freedom to compete in any line of business in any geographic area or to sell products or services to a specific entity;

                  (m) Any Contract currently in force to provide source code to any third party for any product or technology;

                  (n) Any Contract for the employment of any officer, employee or consultant of Butane or any Subsidiary or any other type of Contract or understanding with any officer, employee or consultant of Butane or any Subsidiary that is not immediately terminable by Butane or the Subsidiary without cost or liability;

                  (o) Any Contract for consulting or similar services with a term of more than sixty (60) days and which is not terminable without penalty with notice of sixty (60) days or less;

                  (p) any Contract granting most favored nation pricing and/or terms to any customer, licensee, purchaser, reseller, promoter or remarketer of any of Butane or its Subsidiaries' products or services; or

                  (q) any other material Contract entered into outside the ordinary course of business.

                  All agreements, obligations and commitments listed in Section
4.20 of the Butane Disclosure Schedule, are valid and in full force and effect, and except as expressly noted, a true and complete copy of each has been delivered or made available to Fuel. Except as noted on Section 4.20 of the Butane Disclosure Schedule, neither Butane nor, to the knowledge of Butane, any other party is in material breach of or default under any material term of any such agreement, obligation or commitment. Neither Butane nor any Subsidiary has any liability for renegotiation of government Contracts or sub-Contracts which are material to Butane, its financial condition, business or prospects.

         4.21 Employees.

                  (a) General Compliance. Butane and each of the Subsidiaries is in compliance in all material respects with all applicable laws and Contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, and has correctly classified employees as exempt employees and non-exempt employees under the Fair Labor Standards Act. Except as set forth under Section 4.21(a) of the Butane Disclosure Schedule, neither Butane nor any Subsidiary has employment or consulting Contracts currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state Tax laws, laws applicable to employee benefits and other applicable laws. All Butane or Subsidiary employees are legally permitted to be employed by Butane or the Subsidiary in the United States of America. Butane will have no material liability to any employee or to any organization or any other entity as a result of the termination of any employee leasing arrangement.

                  (b) Good Labor Relations. Butane and each of the Subsidiaries:
(i) has never been and is not now subject to a union organizing effort; (ii) is not subject to any collective bargaining agreement with respect to any of its employees; (iii) is not subject to any other Contract with any trade or labor union, employees' association or similar organization; and (iv) has no current labor disputes and has had no material labor disputes or claims of unfair labor practices since December 31, 1999. Butane and the Subsidiaries have good labor relations, and have no knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated hereby will have a Material Adverse Effect on such labor relations. Except as set forth on Section 4.21(b) of the Butane Disclosure Schedule, between September 30, 2000 and the date of this Agreement, to Butane's knowledge, no executive officer of Butane or any of its Subsidiaries, or material number of other employees of Butane or any of its Subsidiaries, has given notice that such employee intends to terminate his or her employment with Butane or any such Subsidiary. As of the date of this Agreement, Butane has no knowledge that any key personnel or other employees intend to leave its or a Subsidiary's employment. There are no controversies pending or, to Butane's knowledge, threatened, between Butane or any Subsidiary and any of their employees that would be reasonably likely to result in Butane incurring any material liability.

                  (c) Employee Plans. Section 4.21(c) of the Butane Disclosure
Schedule identifies: (i) each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and (ii) all other written or formal plans or Contracts involving direct or indirect compensation or benefits (including any employment Contracts entered into between Butane or any Subsidiary and any employee of Butane or any Subsidiary, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by Butane or any Subsidiary under which Butane or any Subsidiary or any ERISA Affiliate (as defined below) has any present or future Liability (collectively, the "BUTANE EMPLOYEE PLANS"). For purposes of this Section 4.21, "ERISA AFFILIATE" shall mean any entity which is a member of:
(i) a "controlled group of corporations", as defined in Section 414(b) of the Code; (ii) a group of entities under "common control", as defined in Section 414(c) of the Code; or (iii) an "affiliated service group", as defined in
Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes Butane or any Subsidiary. Copies of all Butane Employee Plans (and, if applicable, related trust agreements) and all related documents, amendments and written interpretations (including summary plan descriptions) thereto have been delivered to Fuel or its counsel, together with the two most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such Butane Employee Plan. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Butane Employee Plan which is covered by Title I of ERISA which would result in a material liability to Butane, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Butane Employee Plan has or will make Butane, any Subsidiary or any Butane or Subsidiary officer or director subject to any material liability under Title I of ERISA or liability for any material Tax (as defined in Section 4.10) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA. Except as set forth in Section 4.21(c) of the Butane Disclosure Schedule, no Butane Employee Plans will be subject to any material surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans. All contributions due from Butane or any Subsidiary with respect to any of the Butane Employee Plans have been made as required under such plans and, to the extent applicable, ERISA, other than contributions accrued in the ordinary course of business consistent with past practice after the Butane Balance Sheet Date as a result of operations of Butane and its Subsidiaries after the Butane Balance Sheet Date, all of which have been paid or will be paid when and as required or, if not required to be made, have been accrued on the Butane Financial Statements. Butane and each of the Subsidiaries has performed in all material respects all obligations required to be performed by it under each Butane Employee Plan, and each Butane Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Butane Employee Plans. All individuals who, pursuant to the terms of any Butane Employee Plans, are entitled to participate in any Butane Employee Plan, currently are participating in such Butane Employee Plan or have been offered an opportunity to do so. No employee of Butane or any of its Subsidiaries, and no person subject to any health plan of Butane or any of its Subsidiaries has made medical claims through such health plan during the 12 months preceding the date hereof for more than $50,000 in the aggregate for which Butane is responsible, or has any catastrophic illness.

                  (d) Pension Plans. All Butane Employee Plans which individually or collectively would constitute an "employee pension benefit plan", as defined in Section 3(2) of ERISA (collectively, the "BUTANE PENSION PLANS"), are identified as such under Section 4.21 (d) of the Butane Disclosure Schedule. Any Butane Pension Plan which is intended to be qualified under
Section 401(a) of the Code (a "BUTANE 401(a) PLAN") and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Butane 401(a) Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Butane 401(a) Plan. No Butane Pension Plan constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA. No Butane Pension Plans are subject to Title IV of ERISA. Butane has delivered to Fuel or its counsel a complete and correct copy of the most recent Internal Revenue Service determination letter with respect to each Butane 401(a) Plan, if any exists.

                  (e) Benefit Arrangements. Section 4.21(e) of the Butane Disclosure Schedule lists each employment, severance (including all post-employment liabilities) or other similar Contract or policy and each Contract providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which: (i) is not a Butane Employee Plan;
(ii) is entered into, maintained or contributed to by Butane or any Subsidiary; and (iii) covers any employee or former employee or independent contractor or consultant of Butane or any Subsidiary. Such Contracts and policies as are described in this Section 4.21(e) are herein referred to collectively as the "BUTANE BENEFIT ARRANGEMENTS." Each Butane Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Butane Benefit Arrangement. Butane has delivered or made available to Fuel or to its counsel a complete and correct copy or description of each Butane Benefit Arrangement. All individuals who, pursuant to the terms of any Butane Benefit Arrangement, are entitled to participate in any such Butane Benefit Arrangement, are currently participating in such Butane Benefit Arrangement or have been offered an opportunity to do so and have declined.

                  (f) Benefit Changes. Since December 31, 1999, there has been no amendment to, written interpretation or announcement (whether or not written) by Butane or any Subsidiary relating to, or change in employee participation or coverage under, any Butane Employee Plan or Butane Benefit Arrangement that would increase materially the expense of maintaining such Butane Employee Plan or Butane Benefit Arrangement in the future.

                  (g) COBRA Compliance. Butane and each of the Subsidiaries has complied in all material respects prior to the date hereof, with the continuation coverage requirements of Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), Sections 601 through 608 of ERISA, the American Civil Disabilities Act of 1990, as amended, and the Family Medical Leave Act of 1993, as amended, and the regulations thereunder, and no material Tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of Butane or any Subsidiary.

                  (h) No Violation of Contracts. To the knowledge of Butane, no Butane or Subsidiary employee or consultant is in violation of any term of any employment Contract, patent disclosure agreement, non-competition agreement, or any other Contract, or any restrictive covenant relating to the right of any such employee to be employed by Butane or any Subsidiary, or to use Intellectual Property Rights of others.

                  (i) Effect of Merger. Except as set forth in Section 4.21(i) of the Butane Disclosure Schedule, neither Butane nor any of its Subsidiaries is a party to any (x) Contract or plan with any of its executive officers or other key employees (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Butane in the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (y) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Neither Butane nor any of its Subsidiaries has any obligations to pay any amounts, or provide any benefits, to any former employees or officers, other than as set forth under
Section 4.21(i) of the Butane Disclosure Schedule.

                  (j) List of Current Butane Employees. A list of all current Butane and Subsidiary employees and consultants and the current compensation of each is set forth under Section 4.21(j) of the Butane Disclosure Schedule.

         4.22     Environmental Matters.

                  (a) For the purposes of this Agreement, the terms "DISPOSAL," "RELEASE," and "THREATENED RELEASE" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement, "HAZARDOUS MATERIALS" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under: (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (vi) regulations promulgated under any of the above statutes; or (vii) any other applicable federal, state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above. For the purposes of this Agreement, "BUSINESS FACILITY" shall mean those portions of the buildings and improvements on property leased or owned by Butane or its Subsidiary which are currently or have been in the past occupied, leased or owned by Butane or its Subsidiary. For purposes of this Agreement, "ENVIRONMENTAL LAWS" shall mean all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Authority which prohibit, regulate or control any Hazardous Material or Hazardous Material Activity, including, without limitation, the CERCLA, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other governmental authorities, the regulations promulgated pursuant to any of the foregoing, as amended to date.

                  (b) As of the Closing, except in compliance with Environmental Laws or in a manner that could not reasonably be expected to subject Butane or its Subsidiary to material liability, to the knowledge of Butane and Subsidiary, no Hazardous Materials are present on any Business Facility currently owned, operated, or leased by Butane and its Subsidiary or were present on any other Business Facility at the time it ceased to be owned, operated or leased by Butane or its Subsidiary.

                  (c) Except in material compliance with Environmental Laws, during the time that Butane or any Subsidiary has owned or leased a Business
Facility:

                           (i) neither Butane nor any Subsidiary has used, generated, manufactured or stored on or under such Business Facilities or transported to or from such Business Facilities any Hazardous Materials;

                           (ii) to the knowledge of Butane, no third party has used, generated, manufactured or stored on or under such Business Facilities or transported to or from such Business Facilities any Hazardous Materials;

                           (iii) to the knowledge of Butane, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such Business Facilities;

                           (iv) to the knowledge of Butane, no Hazardous Materials have been transported from such Business Facilities to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority; and

                           (v) there has been no litigation, proceeding or administrative action brought or threatened in writing against Butane or any Subsidiary, or any settlement reached by Butane or any Subsidiary with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any Business Facility.

                  (d) Butane has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under a Business Facility currently owned, leased or operated by Butane or its Subsidiary that occurred prior to Butane or a Subsidiary having taken possession of any of such Business Facility.

         4.23 Certain Transactions and Agreements. To Butane's knowledge, no person who is an officer or director of Butane or any Subsidiary, or a member of any such officer's or director's immediate family:

                  (a) has any direct or indirect ownership interest in or any employment or consulting agreement with any firm or corporation that competes with Butane or any Subsidiary, or with Fuel (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation whose stock is publicly traded);

                  (b) is directly or indirectly interested in any Contract or informal arrangement with Butane or any Subsidiary, including, but not limited to, any loan arrangements, except for compensation for services as an officer (listed under Section 4.23 of the Butane Disclosure Schedule), director or employee of Butane and except for the normal rights of a stockholder or optionholder.

                  (c) has any interest in any (i) Butane IP Rights or (ii) property (other than Butane IP Rights) used in the business of Butane or any Subsidiary whether such property is real or personal, tangible or intangible.

                  To Butane's knowledge, no Butane or Subsidiary officer or director, or any "Affiliate" or "associate" (as such term is defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any Person which purchases from or sells, licenses or furnishes to Butane or any Subsidiary any goods, property, technology or Intellectual Property Rights or other property rights or services, or (ii) any Contract to which Butane or any Subsidiary is a party or by which it may be bound or affected other than with respect to arms-length transactions.

         4.24 Board of Directors, Officers and Key Personnel. Section 4.24 of the Butane Disclosure Schedule accurately sets forth, as of the date of this
Agreement: (a) the name and title of each of Butane's officers and its Subsidiaries' officers; (b) the name and title of supervisory, developmental or other key personnel of Butane and its Subsidiaries; and (c) the name, principal occupation of each member of Butane's board of directors and its Subsidiaries' boards of directors. Except as disclosed in Section 4.24 of the Butane Disclosure Schedule, to Butane's knowledge, none of the officers or directors of Butane or its Subsidiaries during the previous five years has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from, or otherwise imposing limits or conditions on his, engaging in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

         4.25 Reorganization Matters. Neither Butane nor, to Butane's knowledge, any Butane Stockholder has taken or agreed to take any action or has knowledge of any fact or circumstance that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

         4.26 Insurance. Butane and each Subsidiary maintains, and at all times since its inception has maintained, fire and casualty, workers compensation, general liability, business interruption and product liability insurance (which policies are listed under Section 4.26 of the Butane Disclosure Schedule) which it believes to be reasonably prudent for similarly sized and similarly situated businesses. Section 4.26 of the Butane Disclosure Schedule sets forth all material claims made under insurance policies since December 31, 1997 and the premiums that apply with respect to such insurance policies as of the date of this Agreement.

         4.27 Voting Arrangements. Other than voting arrangements entered into in connection with this agreement, there are no outstanding stockholder agreements, voting trusts, proxies or other Contracts to which Butane or, to Butane's knowledge, to which any other Person is a party, relating to the voting of any shares of Butane Capital Stock.

         4.28 Butane Financial Projections. Butane has delivered to Fuel financial projections for each quarter in the period from January 1, 2001 to December 31, 2001 (the "FINANCIAL PROJECTIONS"), a copy of which is included as
Section 4.28 of the Butane Disclosure Schedule. The Financial Projections have been prepared in good faith by Butane based upon reasonable assumptions.

         4.29 Exchange Act. Butane is not required to register the Butane Common Stock with the SEC pursuant to the provisions of Rule 12(g) under the Exchange Act.

         4.30 Hart-Scott-Rodino Act. Under 15 U.S.C. Section 18a and the regulations promulgated thereunder, (i) Butane is not, and at the Effective Time Butane will not be, a "person" which has total assets or annual net sales of $10,000,000 or more and (ii) no Person is Butane's "ultimate parent entity."

         4.31 Allocation of Consideration. Schedule 2 to be delivered to Fuel in accordance with Section 10.16 sets forth the allocation of the Consideration to the Butane Stockholders in accordance with the terms of the Butane Certificate of Incorporation, applicable law and any agreement to which Butane is a party. Fuel and the Surviving Corporation shall not be required to pay any amounts to Butane Stockholders on account of their ownership of Butane Capital Stock other than in accordance with Schedule 2 and applicable dissenters rights and appraisal statutes. A list of all holders of Butane capital stock and the number of shares held by each as of the date hereof is set forth under Section 4.31(a) of the Butane Disclosure Schedule, to be updated as of the Closing Date.

         4.32 Investment Banking and Brokerage Fees. Except as set forth on
Section 4.32 of the Butane Disclosure Schedule, Butane has not incurred or become liable for any broker's or finder's fees, banking fee or similar compensation relating to or in connection with the transactions contemplated hereby.

         4.33 Accuracy of Disclosure. This Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by Butane to Fuel under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

5.       REPRESENTATIONS AND WARRANTIES OF FUEL AND NEWCO

                 Except as set forth in the Fuel Disclosure Schedule delivered to Butane herewith, the parts of which are numbered to correspond to the Section numbers of this Agreement and which thereby qualify the corresponding representations and warranties contained in this Article 5 and any other representations and warranties contained in this Agreement if it is reasonably apparent from the words contained in the Fuel Disclosure Schedule that such disclosure relates to such other representations and warranties, each of Fuel and Newco, where applicable, hereby represents and warrants to Butane as follows:

         5.1 Organization and Good Standing. Each of Fuel and Newco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all requisite qualifications to do business as a foreign corporation, to conduct its business in the manner in which its business is currently being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualifications could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Fuel. Fuel has delivered or made available to Butane a true and correct copy of its and Newco's certificate of incorporation and bylaws, each as amended to date (collectively, the "FUEL CHARTER DOCUMENTS"), and each such instrument is in full force and effect. Fuel is not in violation of any of the provisions of the Fuel Charter Documents. Fuel has delivered or made available to Butane all proposed or considered amendments to the Fuel Charter Documents.

         5.2 Capitalization.

                  (a) Authorized/Outstanding Capital Stock. The authorized capital stock of Fuel consisted solely of 100,000,000 shares of Fuel Common Stock and 5,000,000 shares of Fuel preferred stock. As of December 31, 2000, there were issued and outstanding 35,918,825 shares of Fuel Common Stock and no shares of Fuel preferred stock.

                  (b) Options/Warrants/Rights. As of the date hereof, options to purchase 10,101,620 shares of Fuel Common Stock have been issued and are outstanding and warrants to purchase 894,273 shares of Fuel Common Stock have been issued and are outstanding. Except as set forth in this Section 5.2(b) and in Section 5.2(b) of the Fuel Disclosure Schedule, as of the date hereof there is no: (i) outstanding preemptive right, stock appreciation right, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire from Fuel or, to Fuel's knowledge, from affiliates of Fuel, any shares of the capital stock or other securities of Fuel; (ii) outstanding security, instrument or obligation issued by Fuel or controlled affiliates of Fuel, that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Fuel; (iii) Contract under which Fuel is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; (iv) Contract to which Fuel is a party relating to the voting or registration of or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to) any shares of Fuel Common Stock; (v) liability for dividends accrued but unpaid; or (vi) condition or circumstance, to Fuel's knowledge, that likely would directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Fuel, including but not limited to promises to issue or grant securities of Fuel or to recommend to Fuel's board of directors to issue or grant securities of Fuel.

                  (c) The authorized capital stock of Newco consists of 1,000 shares of common stock, $0.01 par value per share, all of which, as of the date hereof, are issued and outstanding and are held by Fuel. All of the outstanding shares of Newco's common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Newco was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

                  (d) The shares of Fuel Common Stock to be issued in the Merger, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.

         5.3      Power, Authorization and Non-Contravention.

                  (a) Each of Fuel and Newco has the right, corporate power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which Fuel or Newco is or will be a party that are required to be executed pursuant to this Agreement (the "FUEL ANCILLARY AGREEMENTS"). The execution, delivery and performance of this Agreement and the Fuel Ancillary Agreements have been duly and validly approved and authorized by Fuel's Board of Directors and Newco's Board of Directors, as applicable. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Fuel and Newco, subject only to the approval and adoption of this Agreement and the approval of the Merger by Newco's stockholders (the "FUEL STOCKHOLDER APPROVAL") and the filing of the Certificate of Merger pursuant to Delaware Law. The written consent of the holders of a majority-in-interest of the outstanding capital stock of Newco is sufficient for the Fuel Stockholder Approval, and no other approval of any holder of any securities of Fuel is required in connection with the consummation of the transactions contemplated hereby.

                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or other Person is required to be obtained or made by Fuel or Newco in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing with the SEC of a Current Report on Form 8-K with respect to the Merger in accordance with the Exchange Act,
(iii) the filing with the Nasdaq Stock Market of a Notification Form for Listing of Additional Shares with respect to the shares of Fuel Common Stock issued in the Merger, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Fuel or the Surviving Corporation or prevent, alter or materially delay the consummation of the Merger or any of the other transactions contemplated hereby.

                  (c) This Agreement and the Fuel Ancillary Agreements are, or when executed by Fuel and Newco (as applicable) and the other parties thereto will be, valid and binding obligations of Fuel and Newco, enforceable against Fuel and Newco in accordance with their respective terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies and (iii) the enforceability of provisions requiring indemnification; provided, however, that the Certificate of Merger and the Fuel Ancillary Agreements will not be effective until the earlier of the Effective Time or the date provided for therein.

         5.4 No Violation of Charter Documents, Contracts or Laws. Neither the execution and delivery of this Agreement or any Fuel Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (a) any provision of the certificate of incorporation, bylaws or other charter documents of Fuel or Newco, as currently in effect; (b) any material Fuel Contract; or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Fuel or its assets or properties. The consummation of the Merger and succession by Fuel to all rights, licenses, franchises, leases and agreements of Fuel will not require the consent of any third party, and will not have a Material Adverse Effect on Fuel or the Surviving Corporation.

         5.5 SEC Filings. Fuel has filed all forms, reports and documents required to be filed by Fuel with the SEC since the effective date of the registration statement of Fuel's initial public offering. All such required forms, reports and documents (including those that Fuel may file subsequent to the date hereof) are referred to herein as the "FUEL SEC DOCUMENTS." As of their respective dates, the Fuel SEC Documents: (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Fuel SEC Documents; and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Fuel SEC Report. None of Fuel's subsidiaries is required to file any forms, reports or other documents with the SEC.

         5.6 Fuel Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Fuel SEC Documents (the "FUEL FINANCIAL STATEMENTS"), including any Fuel SEC Documents filed after the date hereof until the Closing: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act); and (iii) fairly present in all material respects the consolidated financial position of Fuel and its subsidiaries as at the respective dates thereof and the consolidated results of Fuel's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Fuel contained in the Fuel SEC Documents as of July 31, 2000 is hereinafter referred to as the "FUEL BALANCE SHEET", with July 31, 2000 hereinafter referred to as the Fuel Balance Sheet Date. Except as disclosed in the Fuel Financial Statements, since the Fuel Balance Sheet Date neither Fuel nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Fuel and its subsidiaries taken as a whole, except for liabilities incurred since the Fuel Balance Sheet Date in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement. There has been no change in Fuel's accounting policies, except as described in the notes to the Fuel Financial Statements.

         5.7 Litigation. There is no action, suit, arbitration, mediation, proceeding, claim or, to Fuel's knowledge, investigation pending, nor, to Fuel's knowledge, are any of the foregoing threatened against Fuel or Newco before any court, administrative agency or arbitrator that, if determined adversely to Fuel or Newco, would reasonably be expected to have a Material Adverse Effect on Fuel or Newco. There is no judgment, decree, injunction or ruling of an administrative agency or arbitrator outstanding against Fuel or Newco. There is no action, suit, proceeding, claim, arbitration or investigation pending as to which Fuel or Newco has received notice of assertion against Fuel or Newco, which in any manner could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

         5.8 Absence of Certain Changes or Events. Since the Fuel Balance Sheet Date, Fuel has carried on its business in the ordinary course substantially in accordance with the procedures and practices in effect on the Fuel Balance Sheet Date.

                  (a) Except as set forth under Section 5.8 of the Fuel Disclosure Schedule, since the Fuel Balance Sheet Date there has not been, with respect to Fuel, any change, event, violation, circumstance or effect on the business, prospects, assets or liabilities (including intangible assets), capitalization, financial condition or results of operations of Fuel, which by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a Material Adverse Effect on Fuel or on Fuel's ability to conduct its business as presently conducted, or that is reasonably likely to impede the performance by Fuel of its obligations under this Agreement or any of the Fuel Ancillary Agreements.

                  (b) Except as set forth under Section 5.8 of the Fuel Disclosure Schedule, since the Fuel Balance Sheet Date, Fuel has not:

                           (i) amended its certificate of incorporation, bylaws or any other charter document;

                           (ii) declared, set aside or paid any dividend on, or made any other distribution in respect of, their capital stock, or made any changes in any rights, preferences, privileges or restrictions of any of its outstanding capital stock;

                           (iii) effected any split, stock dividend, combination or recapitalization of its capital stock or any direct or indirect redemption, purchase or other acquisition by Fuel of its capital stock; or

                           (iv) effected any merger, consolidation, sale of all or substantially all of its assets, or similar transaction.

         5.9 Reorganization Matters. Fuel has not taken or agreed to take any action and has no knowledge of any fact or circumstance that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

  6.       BUTANE COVENANTS

         6.1 Access to Information. During the period from the date of this Agreement until the earlier to occur of (a) the Effective Time and (b) the termination of this Agreement in accordance with the provisions of Article 11 hereof, subject to the terms and conditions hereof relating to the confidentiality and use of confidential and proprietary information, Butane will provide Fuel and its agents with reasonable access, during regular business hours, to the files, books, records and offices of Butane and the Subsidiaries, including, without limitation, any and all information relating to Butane and Subsidiary taxes, commitments, Contracts, leases, licenses, real, personal and intangible property(including any Intellectual Property Rights), and financial condition. Butane will cause its accountants to cooperate with Fuel and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

         6.2 Advice of Changes. During the period from the date of this Agreement until the earlier to occur of (a) the Effective Time and (b) the termination of this Agreement in accordance with the provisions of Article 11 hereof, Butane will promptly advise Fuel in writing of: (i) the discovery by Butane of any event, condition, fact or circumstance occurring on or prior to the date of this Agreement that would render any representation or warranty by Butane contained in this Agreement untrue or inaccurate in any material respect;
(ii) any event, condition, fact or circumstance occurring subsequent to the date of this Agreement that would render any representation or warranty by Butane contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect; (iii) any material breach of any covenant or obligation of Butane pursuant to this Agreement or any Ancillary Agreement; (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article 10 impossible or unlikely; and (v) any Material Adverse Effect on Butane.

         6.3 Conduct of Business. During the period from the date of this Agreement until the earlier to occur of (a) the Effective Time and (b) the termination of this Agreement in accordance with the provisions of Article 11 hereof, Butane and each of its Subsidiaries shall, except to the extent that Fuel shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes when due, pay or perform other material obligations when due, and use all commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers, (iii) preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings, (iv) maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear, and (v) keep in full force all insurance policies identified under Section
4.26 of the Butane Disclosure Schedule. In addition, during that period, Butane will promptly notify Fuel of any material event involving its business or operations consistent with the agreements contained herein.

                  In addition, during the period from the date of this Agreement until the earlier to occur of (a) the Effective Time and (b) the termination of this Agreement in accordance with the provisions of Article 11 hereof, except as provided otherwise herein, Butane will not, without the prior written consent of Fuel, which consent shall not be unreasonably withheld or delayed:

                  (a) sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Butane and its Subsidiaries or which have a book value in excess of $50,000;

                  (b) borrow any money or guarantee any such indebtedness of another Person or enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing; which obligations, liabilities or indebtedness exceed $50,000 in the aggregate;

                  (c) enter into any licensing or other agreement with regard to the acquisition, distribution or licensing of any material Intellectual Property Rights other than non-exclusive licenses, distribution or similar other agreements entered into in the ordinary course of business consistent with past practice;

                  (d) except as required under agreements existing as of the date of this Agreement as set forth under Section 6.3(d) of the Butane Disclosure Schedule, grant or pay any bonus, royalty, severance or termination pay or increased salary or other compensation to any officer, director, employee, consultant or agent of Butane or enter into any new employment agreement or a consulting agreement which provides for payment of more than $50,000 annually with any such Person, or enter into any new agreement or plan of the type described in Section 4.21(c) or 4.21(e);

                  (e) amend or cause or permit any amendment of the Butane Charter Documents other than filing the Amended and Restated Certificate of Incorporation in substantially the form attached hereto as Exhibit H, with the Delaware Secretary of State;

                  (f) enter into any material lease or Contract for the purchase or sale of any property, real or personal, tangible or intangible, except in the ordinary course of business consistent with past practice or enter into any agreement of the types described in Section 4.20;

                  (g) amend or terminate any Contract or license to which Butane or a Subsidiary thereof is a party, or relinquish or fail to renew any material Contract or license to which it is a party or waive, release or assign any material rights or clause thereunder, in each case, in a manner that could reasonably be expected to materially adversely affect Butane;

                  (h) license any of Butane's technology or any of the Butane IP Rights, except for non-exclusive licenses in the ordinary course of business consistent with past practice;

                  (i) issue or sell any shares of its capital stock of any class or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock, of Butane or any of its Subsidiaries, other than (x) the issuance of initial Butane stock options to new employees of Butane under the Butane Plans in the ordinary course consistent with past practices, (y) the issuance of shares of capital stock upon the exercise of currently outstanding stock options and warrants or the Convertible Notes and (z) the issuance of Butane Common Stock upon conversion of any shares of Butane Preferred Stock;

                  (j) declare, set aside or pay any cash, stock or other dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

                  (k) split or combine the outstanding shares of its capital stock of any class, pay any stock dividend, or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                  (l) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Butane or enter into any joint ventures, partnerships, limited liability companies, strategic relationships or alliances;

                  (m) make or permit to be made any capital expenditures, or make or commit or commit or agree to make any payments that would be classified as expenses in each case which exceed $50,000 in any one transaction or the terms of which transactions are not in the ordinary course of business consistent with past practice;

                  (n) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

                  (o) transfer or license to any Person or otherwise extend, amend or modify in any material respect any rights to the material Butane IP Rights, other than non-exclusive licenses in the ordinary course of business and consistent with past practice;

                  (p) materially change the pricing of Butane's products and services;

                  (q) materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices, or agree to any audit assessment by any tax authority or make any tax election;

                  (r) change any insurance coverage or issue any certificates of insurance other than in the ordinary course of business consistent with past practice;

                  (s) lend any amount to any Person, other than advances for reasonable travel related expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount, which travel related expenses shall be documented by receipts for the claimed amounts in accordance with past practice;

                  (t) make any material payments outside the ordinary course of business consistent with past practice;

                  (u) take any action which would have a Material Adverse Effect on Butane;

                  (v) take any action or agree to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code; or

                  (w) agree to do, or permit a Subsidiary to do or agree to do, any of the things described in the preceding clauses 6.3(a) through (v).

         6.4 Filings. As promptly as practicable after the date of this Agreement, each of Butane and Fuel will prepare and file any filings required to be filed by it under the Exchange Act, or any other Federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement (the "FILINGS"). Butane and Fuel each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 6.4. Neither Fuel nor any of its Affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Fuel, any of its Affiliates or subsidiaries, or the holding separate of the shares of Butane Capital Stock to be acquired, or imposing or seeking to impose any limitation on the ability of Fuel or any of its Affiliates or subsidiaries to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Butane Capital Stock to be acquired.

         6.5      Stockholder Approval.

                  (a) Immediately after execution of this Agreement, Butane will solicit from certain Butane Stockholders written consent in favor of the adoption and approval of this Agreement and the Merger and any other matters required to be approved by the Butane Stockholders in connection with the transactions contemplated by this Agreement and the Merger (including the amendment of the Butane Certificate of Incorporation in substantially the form attached hereto as Exhibit H), and will use its best efforts to obtain signatures of Butane Stockholders on such written consent (the "BUTANE WRITTEN CONSENT") and to take all other action necessary or advisable to secure the consent of the Butane Stockholders required under Delaware Law and California Law to obtain such approvals. Any shareholder written consents will be solicited, in compliance with all applicable federal laws, Delaware Law and California Law, the Butane Certificate of Incorporation and bylaws, and all other applicable legal requirements.

                  (b) (i) The Board of Directors of Butane shall recommend that the Butane Stockholders adopt and approve this Agreement and the Merger; (ii) the written consent of stockholders shall include a statement to the effect that the Board of Directors of Butane has recommended that the Butane Stockholders adopt and approve this Agreement and the Merger; and (iii) neither the Board of Directors of Butane nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Fuel, the recommendation of the Board of Directors of Butane that the Butane Stockholders vote in favor of and adopt and approve this Agreement and the Merger.

         6.6      No Solicitation.

                  (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article 11, Butane and its Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly take any action to solicit, initiate, seek or encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group regarding any acquisition of Butane or any of its Subsidiaries, any merger or consolidation with or involving, or any acquisition of any material portion of the stock or assets of Butane or any its Subsidiaries or any material license of Butane or any of its Subsidiaries proprietary rights (any of the foregoing being referred to in this Agreement as an "ACQUISITION PROPOSAL") or enter into an agreement concerning any Acquisition Proposal with any party other than Fuel and Newco.

                  (b) Butane as promptly as practicable: (i) shall advise Fuel orally and in writing of any request for non-public information or any other inquiry which Butane reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request, inquiry or Acquisition Proposal, and the identity of the Person or group making any such request, inquiry or Acquisition Proposal, and (ii) upon the request of Fuel, notify such Person or group of Butane's obligations under this Agreement and its intention to abide by them and of the obligations under the Voting Agreements. Butane will keep Fuel informed as promptly as practicable in all material respects of amendments to any such request, inquiry or Acquisition Proposal.

         6.7 Regulatory Approvals. Butane will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Fuel may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Butane will use all commercially reasonable efforts to obtain or assist Fuel in obtaining all such authorizations, approvals and consents.

         6.8 Necessary Consents. Butane will use all commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate for Butane, in addition to those set forth in Section
6.5 and Section 6.7, to allow the consummation of the transactions provided for herein and to facilitate and allow Fuel to carry on Butane's business after the Closing Date.

         6.9 Securities Laws. Butane shall use all commercially reasonable efforts to assist Fuel to the extent necessary to comply with the securities laws of all jurisdictions applicable in connection with the Merger.

         6.10 Dissenters' Rights Notice. As promptly as practicable after obtaining the Butane Written Consent from holders of a sufficient number of shares of Butane Common Stock and Butane Preferred Stock to adopt and approve the Merger under Delaware Law and California Law, in accordance with Delaware Law and California Law, Butane shall mail the notice of dissenters' appraisal rights, all related information and any other notices or information required by Delaware Law or California Law, each in form and substance reasonably acceptable to Fuel, to the Butane Stockholders authorized to assert such rights or entitled to receive such information or notices.

         6.11 Butane Dissenting Shares. On the Closing Date, Butane shall furnish Fuel with the name and address of each Butane Stockholder who has up to such time dissented and the number of shares owned by such Butane Stockholders.

         6.12 Litigation. Butane will notify Fuel in writing promptly after learning of any action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against Butane or threatened against it. Butane will not enter into any settlement or other stipulation with the IRS or any other taxing agency or authority without the written consent of Fuel, which consent will not be unreasonably withheld or delayed.

         6.13 Certain Employee Benefits. As soon as practicable after the execution of this Agreement, Butane and Fuel shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements for Butane employees following the Merger. Butane shall take such actions as are necessary to terminate such Butane Employee Plans as are requested by Fuel to be terminated, provided that those Butane employees who are eligible to participate in each such Butane Employee Plan shall be provided the opportunity to participate in any substantially comparable employee benefit plan maintained by Fuel and provided further that Fuel requests such termination no later than ten days prior to the Closing Date. Butane agrees that it shall terminate any and all group severance, separation, retention and salary continuation plans, programs or arrangements (other than the Employment Agreements ) prior to the Closing.

         6.14 Notification of Employee Problems. Butane will promptly notify Fuel if any of Butane's officers becomes aware that any of the key personnel listed under Section 4.24 of the Butane Disclosure Schedule intends to leave its employ.

         6.15 Certain Agreements. Butane will use all commercially reasonable efforts to cause all present employees and consultants of Butane who have not previously executed Butane's forms of assignments of intellectual property rights to Butane to execute such forms, copies of which are attached hereto as Exhibit C.

         6.16 Satisfaction of Closing Conditions. Butane will use all commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 10 on or before the Closing. Butane will use all commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         6.17 Conversion of Butane Warrants. Butane agrees to cause each holder of Butane Warrants (other than the Assumed Common Warrants) to either (i) exercise, effective as of and contingent upon the consummation of the Merger, all Butane Warrants (other than the Assumed Common Warrants) beneficially owned by such Person in full in accordance with the terms of such Butane Warrants or
(ii) agree to terminate such Butane Warrants effective as of the Effective Time.

         6.18 Confirmation of Equity Interests. Prior to the Effective Time (and, in the case of any convertible securities which are to be converted, or warrants which are to be exercised, prior to the Effective Time, prior to such conversion or exercise), Butane will provide Fuel with such information and documents as Fuel may from time to time reasonably request with respect to the calculations of antidilution adjustments, dividends and share and warrant issuances that are reflected in the Butane Disclosure Schedule, including written confirmation by the holder of any Butane Capital Stock that such holder concurs with such calculations insofar as they apply to such holder. If any Person shall notify Butane of its election to exercise any warrants or convert any convertible securities of Butane prior to the Effective Time, Butane shall notify Fuel in writing of such exercise or conversion prior to issuing or delivering any shares of Butane Capital Stock upon such exercise or conversion, and, if requested by Fuel, shall not deliver any such shares of Butane capital stock until the holder of the warrant being exercised, or the security being converted, has confirmed to Butane and Fuel its concurrence with such calculation as they apply to it.

         6.19 Preliminary Closing Balance Sheet. Butane shall deliver to Fuel three (3) days prior to the Closing Date the consolidated balance sheet of the Company as of the date which is five (5) days prior to the Closing Date (the "PRELIMINARY CLOSING BALANCE SHEET") prepared in accordance with GAAP consistently applied in the same manner as Butane has prepared its prior monthly consolidated balance sheets dated as of October 31, 2000 and December 31, 2000 as provided to Fuel. Fuel shall have two (2) days from receipt thereof to review and dispute the net assets as shown thereon.

         6.20 Allocation of Consideration. Butane shall deliver to Fuel, three
(3) days prior to the Closing Date, a draft Schedule 2 setting forth the portion of the Cash Payment and the portion of the Stock Payment each share of Butane Common Stock and Butane Preferred Stock would be convertible into pursuant to
Section 2.1(a) in connection with the Merger. For purposes of the draft Schedule 2, each share of Fuel Common Stock shall have a value equal to the average closing price of a share of Fuel Common Stock on the Nasdaq National Market for the five (5) trading days ending one day prior to the date of this Agreement.

         7.       FUEL COVENANTS

                  7.1 Advice of Changes. During the period from the date of this Agreement until the earlier to occur of (a) the Effective Time and (b) the termination of this Agreement in accordance with the provisions of Article 11 hereof, Fuel will promptly advise Butane in writing of: (i) the discovery by Fuel of any event, condition, fact or circumstance occurring on or prior to the date of this Agreement that would render any representation or warranty by Fuel contained in this Agreement untrue or inaccurate in any material respect; (ii) any event, condition, fact or circumstance occurring subsequent to the date of this Agreement that would render any representation or warranty by Fuel contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect; (iii) any material breach of any covenant or obligation of Fuel pursuant to this Agreement or any Ancillary Agreement; (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article 9 impossible or unlikely; and (v) any Material Adverse Effect on Fuel.

                  7.2 Approvals. Fuel will execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Butane may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Fuel will use all commercially reasonable efforts to obtain all such authorizations, approvals and consents. Fuel will use its commercially reasonably efforts to obtain the consent of such of its stockholders as are necessary in order to grant demand Form S-3 registration rights to the Butane Stockholders for the Exchange Shares to be obtained in the Merger.

                  7.3 Litigation. Fuel will notify Butane in writing promptly after learning of any litigation or proceeding threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which would be reasonably expected to have a Material Adverse Effect on Fuel.

                  7.4 Certain Employee Benefits. As soon as practicable after the execution of this Agreement, Butane and Fuel shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements for Butane employees following the Merger. Except as set forth on Section 7.4 of the Fuel Disclosure Schedule, each employee of Butane who is offered and accepts employment with Fuel, the Surviving Corporation or any of their respective affiliates from and after the Closing (each, a "CONTINUING EMPLOYEE" and collectively, the "CONTINUING EMPLOYEES") shall be entitled to service credit under all employee benefit plans of Fuel, the Surviving Corporation or any of their respective affiliates equal to credited service time for such Continuing Employee under all corresponding Employee Benefit Plans as of the Effective Date, (ii) any service of a Continuing Employee prior to the Effective Date which was recognized under any medical plan of Butane for purposes of medical or dental coverage shall be recognized by the corresponding employee benefit plans of Fuel, the Surviving Corporation or any of their respective affiliates, as applicable, and (iii) any service of a Continuing Employee prior to the Effective Date which was recognized under the Butane's vacation policy shall be recognized under the vacation policy of Fuel, the Surviving Corporation and their respective affiliates.

                  7.5 Satisfaction of Conditions Precedent. Fuel will use all commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 9 on or before the Closing Date. Fuel will use all commercially reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

                  7.6 Blue Sky Laws. Fuel shall take such steps as may be necessary to comply with the securities laws of all states which are applicable in connection with the Merger.

                  7.7 Nasdaq Listing. Fuel agrees to authorize for listing on the Nasdaq Stock Market the shares of Fuel Common Stock issuable in connection with the Merger, subject to official notice of issuance.

                  7.8 Sale Bonus. One day after the Effective Time, Fuel shall pay the sale bonus amounts to each person identified on Schedule 4 in such amounts as set forth in the column titled Sale Bonus Paid at Closing and opposite each such person's name in the column titled "Sale Bonus Paid at Closing" on Schedule 4 attached hereto, and the remainder of the sale bonus amounts set forth opposite each such person's name in the column titled "Contingent Sale Bonus" on Schedule 4 shall be payable in accordance with the terms and conditions of Exhibit I (collectively, the "SALE BONUS").

                  7.9      Indemnification; Directors and Officers Insurance.

                           (a) From and after the Effective Time, Fuel shall,
and shall cause the Surviving Corporation to, fulfill and honor in all material respects the obligations of Butane and the Subsidiary under (i) any indemnification agreements between Butane or any Subsidiary and any of their respective directors and officers, as in effect on the date hereof and (ii) the provisions in the Butane Certificate of Incorporation or Bylaws, as in effect on the date hereof, or in any equivalent organizational documents of the Subsidiary, as the case may be.

                           (b) For a period of six (6) years following the
Effective Time, Fuel shall maintain in effect a policy of directors' and officers' insurance covering those persons who are officers or directors of Butane as of the Effective Time for actions or omissions occurring on or prior to the Effective Time, which insurance policy shall contain such terms and conditions that are at least as favorable in the aggregate as the terms and conditions of Butane's directors' and officers' insurance policy in effect as of the date hereof; provided, however, that notwithstanding the foregoing, Fuel shall not be required to pay an annual premium on such insurance policy that is greater than 150% of the annual premium payable under Butane's directors' and officers' insurance policy in effect as of the date hereof (the "CURRENT PREMIUM"), and if the annual premium for such coverage would at any time exceed 150% of the Current Premium, the Surviving Corporation shall maintain insurance policies which provides the maximum and best coverage then available at an annual premium equal to 150% of the Current Premium; and provided further, however, that notwithstanding the foregoing, Fuel may satisfy its obligations under this Section 7.9(b) by purchasing a "tail" policy under Butane's existing directors' and officers' insurance policy which (i) has an effective term of six
(6) years from the Effective Time, (ii) covers those persons who are covered as of the date hereof, by Butane's directors' and officers' insurance policy in effect as of the date hereof for actions and omissions occurring on or prior to the Effective Time, and (iii) contains terms and conditions (including, without limitation, coverage amounts) that are at least as favorable in the aggregate as the terms and conditions of Butane's directors' and officers' insurance policy in effect as of the date hereof.

                  7.10 Preparation of Closing Date Balance Sheet.

                           (a) Within sixty (60) days after the Closing Date,
Fuel will prepare and deliver to the Representative a draft consolidated balance sheet for Butane (the "DRAFT CLOSING DATE BALANCE SHEET") as of the close of business on the Closing Date. The Draft Closing Date Balance Sheet shall be prepared in accordance with GAAP consistently applied in the same manner as Butane had prepared its consolidated balance sheets as of October 31, 2000 and December 31, 2000 as provided to Fuel.

                           (b) If the Representative has any objections to the
Draft Closing Date Balance Sheet, the Representative will deliver a detailed statement describing its objections to Fuel within thirty (30) days after receiving the Draft Closing Date Balance Sheet. Fuel and the Representative will use reasonable efforts to resolve any such objections among themselves. If Fuel and the Representative do not obtain a final resolution within thirty (30) days after Fuel has received the statement of objections, however, Fuel and the Representative will select a "Big Five" independent accounting firm mutually acceptable to them to resolve any remaining objections. Any accounting firm so selected shall endeavor to reach resolution within thirty (30) days of being appointed, and its determination will be set forth in writing and will be conclusive and binding upon Fuel and the Representative. Fuel will revise the Draft Closing Date Balance Sheet as appropriate to reflect the resolution of any objections thereto pursuant to this Section 7.10(b). The "CLOSING DATE BALANCE SHEET" shall mean the Draft Closing Date Balance Sheet together with any revisions thereto pursuant to this Section 7.10(b). The fees of any accounting firm so selected in accordance with this Section 7.10(b) shall be borne equally by Fuel and the Representative.

                           (c) If the net assets as shown on the Closing Date
Balance Sheet are less than the net assets as shown on the Preliminary Closing Balance Sheet, the difference shall be deemed Damages (as defined in Section 12.2) for purposes of the Escrow Agreement.

         8.       CLOSING MATTERS

                  8.1 The Closing. Subject to termination of this Agreement pursuant to Article 11, the closing of the transactions provided for herein (the "CLOSING") will take place at the offices of McDermott, Will & Emery, 28 State Street, Boston, MA 02109 at 10:00 a.m., Eastern Time on February 15, 2001 or, if all of the conditions to the Closing have not been satisfied or waived by such date, such other place, time and date as Butane and Fuel may mutually select (the "CLOSING DATE"). Concurrently with the Closing or as soon thereafter as possible, the Certificate of Merger and such officers' certificates or other documents as may be required to effectuate the Merger will be filed in the office of the Delaware Secretary of State.

                  8.2 Exchange of Certificates.

                      (a) Procedures.

                           (i) EquiServe, Inc., transfer agent for Fuel Common Stock, will act as exchange agent (the "EXCHANGE AGENT") for the Exchange Shares and the Cash Payment. On the Closing Date, Fuel will deposit with the Exchange Agent the Cash Payment (other than the Escrow Funds), the Exchange Shares (other than the Escrow Shares), and an amount of cash required to pay cash in lieu of fractional shares pursuant to Section 2.1(a)(viii), to be held by the Exchange Agent until released as provided herein. Within a reasonable time after the Closing, Fuel shall cause to be mailed to each holder of record of a certificate(s) for shares of Butane Capital Stock (the "BUTANE CERTIFICATES") who is entitled to receive any portion of the

         Consideration pursuant hereto: (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Butane Certificates shall pass, only upon delivery of the Butane Certificates to the Exchange Agent), and (B) instructions for use in effecting the surrender of the Butane Certificates in exchange for certificates representing Exchange Shares, such stockholder's portion of the Cash Payment and cash in lieu of fractional shares. Promptly following receipt of Butane Certificates and/or affidavits of lost (or nonissued) certificate and a bond in form and amount reasonably satisfactory to Fuel or the Exchange Agent (a "BOND"), an indemnification letter pursuant to which each Butane Stockholder will agree to indemnify the Indemnified Persons (as defined in Section 12.2) pursuant to the terms of Article 12 (the "INDEMNIFICATION LETTER"), representations as to such Butane Stockholder's valid and marketable title to such holder's shares of Butane Common Stock or Butane Preferred Stock (the "BUTANE STOCKHOLDER REPRESENTATIONS"), a "Lock-up Agreement" in substantially the form attached hereto as Exhibit E (the "LOCK-UP AGREEMENT"), and a general release of all claims in substantially the form attached hereto as Exhibit F (the "GENERAL RELEASE"), Fuel will cause the Exchange Agent to issue to such surrendering holder (i) certificate(s) representing the number of Exchange Shares to which such holder is entitled pursuant to Section 2.1(a), less the Escrow Shares to be deposited into escrow on behalf of such holder pursuant to Section 8.3, (ii) any cash payable under
         Section 2.1(a)(v), (iii) any portion of the Cash Payment payable to such stockholder, less the Escrow Funds held in escrow on behalf of such holders pursuant to Section 8.3, (iv) any cash in lieu of fractional shares payable to such stockholder pursuant to Section 2.1(a) and (v) any dividends or other distributions payable to such stockholder pursuant to Section 8.2(c).

                           (ii) At the Effective Time, the stock transfer books of Butane will be closed and no transfer of shares of Butane Capital Stock will thereafter be made. If, after the Effective Time, Butane Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section 8.2; provided, however, that subject to applicable law any Butane Certificate that is not properly submitted to Fuel for exchange and cancellation within three years after the Effective Time shall no longer evidence ownership of or any right to receive shares of Fuel Common Stock or any portion of the Cash Payment and all rights of the holder of such Butane Certificate, with respect to the shares previously evidenced by such Butane Certificate, shall cease.

                           (iii) Subject to the provisions of Section 8.3 and the Escrow Agreement with respect to the Escrow Shares, all Exchange Shares, any portion of the Cash Payment, cash in lieu of fractional shares and dividends and other distributions delivered upon the surrender of Butane Certificates in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to the Butane Common Stock evidenced by such Butane Certificates.

                  (b) Unexchanged Shares. Until Butane Certificates outstanding prior to the Merger (or affidavits of lost (or non-issued) certificates and attendant Bonds) are surrendered pursuant to Section 8.2(a), such Butane Certificates will be deemed, for all purposes, to evidence ownership of (i) the number of Exchange Shares into which the Butane Common Stock will have been converted (less the number of shares to be withheld as Escrow Shares pursuant to Section 8.3), (ii) cash as set forth in Section 2.1(a)(v), (iii) such stockholder's portion of the Cash Payment (less any amount of cash to be withheld as Escrow Funds pursuant to Section 8.3), (iv) any cash in lieu of fractional shares payable to such stockholder pursuant to Section 2.1(a) and (v) and dividends or other distributions payable to such stockholder pursuant to
Section 8.2(c).

                  (c) Payment of Dividends. No dividends or distributions payable to holders of record of Fuel Common Stock after the Effective Time, or cash payable in lieu of fractional shares, will be paid to holders of any unsurrendered Butane Certificates until such holders surrender their Butane Certificates (or affidavits of lost (or non-issued) certificates and attendant Bonds). Upon such surrender, subject to the effect, if any, of applicable escheat and other laws, there will be delivered to such tendering holder the amount of any dividends and distributions paid with respect to Exchange Shares so withheld as of any date subsequent to the Effective Time and prior to such date of delivery. No other interest shall be paid on any such dividends withheld.

                  (d) Miscellaneous.

                           (i) If any certificates for Exchange Shares are to be issued in a name other than that in which the Butane Certificate surrendered in exchange therefor is registered, the following shall be conditions of such exchange: (A) the Butane Certificate must be properly endorsed and otherwise in proper form for transfer, and (B) the Person requesting such exchange shall either pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Exchange Shares in a name other than that of the registered holder of the Butane Certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                           (ii) Notwithstanding anything in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a Butane Stockholder for any Exchange Shares or dividends thereon or the cash payments otherwise due hereunder delivered to a public official pursuant to applicable abandoned property, escheat or other similar laws following the passage of time specified therein.

                           (iii) Each of the Exchange Agent, Fuel and Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to or under this Agreement to any holder or former holder of Butane Capital Stock such amounts as may be required to be deducted or withheld therefrom under the Code, or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

         8.3      Escrow

                  (a) Escrow Agent. State Street Bank and Trust Company or such other escrow agent selected by Fuel prior to the Closing and reasonably acceptable to Butane (the "ESCROW AGENT") shall hold, release and perform other tasks related to the "Escrow Property" (as defined in Section 8.3(b)) pursuant to the provisions of the Escrow Agreement.

                  (b) Escrow Property. Fuel will deduct, on a pro rata basis from the number of Exchange Shares and the Cash Payment to be issued to each Butane Stockholder pursuant to Section 8.2(a) upon surrender of such Stockholder's Butane Certificates (as defined in Section 8.2(a)) and deposit with the Escrow Agent on the Closing Date:

                           (i) 900,000 of the Exchange Shares (the "GENERAL ESCROW SHARES");

                           (ii) an amount equal to $2,700,000 (the "GENERAL ESCROW FUNDS");

                           (iii) 1,500,000 of the Exchange Shares (the
         "ADDITIONAL ESCROW SHARES"); and

                           (iv) an amount equal to $3,250,000 (the "ADDITIONAL ESCROW FUNDS").

Notwithstanding anything to the contrary contained in this Agreement, in no event will the Escrow Property be greater than the amount of the Consideration after adjustment in accordance with Section 2 of this Agreement, and the Additional Escrow Property shall be decreased to the extent necessary to cause the Escrow Property to be not greater than the amount of the Consideration as so adjusted. The term "GENERAL ESCROW PROPERTY" shall mean the General Escrow Shares and the General Escrow Funds. The term "ADDITIONAL ESCROW PROPERTY" shall mean the Additional Escrow Shares and the Additional Escrow Funds. The term "ESCROW SHARES" shall mean the General Escrow Shares and the Additional Escrow Shares. The term "ESCROW FUNDS" shall mean the General Escrow Funds and the Additional Escrow Funds. The term "ESCROW PROPERTY" shall mean the Escrow Shares and the Escrow Funds.

                           For the purposes of this Agreement and the Escrow
Agreement, Escrow Shares will be deemed to have a per share value equal to the average closing price of a share of Fuel Common Stock on the Nasdaq National Market for the thirty (30) trading days ending one day prior to the date of their release from escrow (provided that such price shall be subject to adjustment to reflect any capital change in Fuel of the type referred to in
Section 2.1(a)(vii), whether occurring at or after the Effective Time, and Fuel shall promptly provide the Escrow Agent with written notice of such capital change) as provided in the Escrow Agreement.

                  (c)      Escrow Periods.

                           (i) General Escrow Property. The Escrow Agent will hold and receive the General Escrow Property as collateral for the indemnification obligations of the Butane Stockholders set forth in
         Section 12.2(a), and shall release such General Escrow Property to satisfy valid claims, all pursuant to the Escrow Agreement and Article
         12. The Escrow Agent will continue to hold the General Escrow Property, not released in satisfaction of claims under the Escrow Agreement until the end of the General Escrow Period and thereafter to the extent a valid claim has been made upon the General Escrow Property.

                           (ii) Additional Escrow Property. The Escrow Agent will hold and receive the Additional Escrow Property and release such Additional Escrow Property to Fuel or the Butane Stockholders within five (5) days of the end of the Initial Escrow Period in accordance with the terms and conditions of Exhibit I.

         9.       CONDITIONS TO OBLIGATIONS OF BUTANE

                  Butane's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Butane, but only in a writing signed on behalf of Butane by its Chief Executive Officer or Chief Financial Officer):

                  9.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Fuel set forth in Article 5 of this Agreement shall be true and correct in all material respects (or in all respects, to the extent any such representation and warranty is already qualified by materiality) (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except with respect to the foregoing clauses (i) and (ii), (A) for any failures to be so true and correct as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to Fuel, (B) for changes contemplated by this Agreement, and (C) for those representations and warranties that address matters only as of a specified date, which representations and warranties shall have been true and correct in all material respects only as of such specified date. Butane shall have received a certificate to such effect executed on behalf of Fuel by the President, Chief Executive Officer or Chief Financial Officer of Fuel.

                  9.2 Covenants. Fuel shall have performed and complied in all material respects with all of its covenants contained in Article 7 of this Agreement which by their terms are to be performed or complied with on or before the Closing Date. Butane shall have received a certificate to such effect executed on behalf of Fuel by the President, Chief Executive Officer or Chief Financial Officer of Fuel.

                  9.3 Absence of Material Adverse Effect. No Material Adverse Effect with respect to Fuel shall have occurred since the date of this Agreement and be continuing.

                  9.4 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement. 9.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

                  9.6 Requisite Approvals. The principal terms of this Agreement, the Merger and the Certificate of Merger shall have been approved and adopted by the written consent or vote of: (a) the Butane Stockholders, as required by applicable law and the Butane Charter Documents, (b) Butane's Board of Directors and (c) Fuel's Board of Directors.

                  9.7 Absence of Litigation. No litigation or proceeding shall be pending which could reasonably be expected to have the effect of enjoining or preventing the consummation, or altering the terms, of any of the transactions provided for in this Agreement. No litigation or proceeding shall be pending which could reasonably be expected to have a Material Adverse Effect on Fuel that has not been disclosed to Butane in the Fuel Disclosure Schedule.

                  9.8 Registration Rights Agreement. Fuel shall have executed and delivered to Butane a Registration Rights Agreement substantially in the form attached hereto as Exhibit D; provided, that no Butane Stockholder shall receive the benefits of the Registration Rights Agreement until such Person has executed a counterpart signature page thereto.

                  9.9 Escrow Agreement. Butane shall have received the Escrow Agreement, executed by Fuel and the Escrow Agent in substantially the form attached hereto as Exhibit A and containing such changes required by the Escrow Agent, providing for the escrow of the Escrow Property.

                  9.10 Tax Opinion. Butane shall have received the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make such reasonable and customary representations as may be requested by tax counsel for purposes of rendering the opinions referred to in Section 10.20 and in this Section 9.10.

         10.      CONDITIONS TO OBLIGATIONS OF FUEL

                  The obligations of Fuel hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Fuel, but only in a writing signed on behalf of Fuel by its Chief Executive Officer or Chief Financial Officer):

                  10.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Butane set forth in Article 4 of this Agreement shall be true and correct in all material respects (or in all respects, to the extent any such representation and warranty is already qualified by materiality) (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except with respect to the foregoing clauses (i) and (ii), (A) for any failures to be so true and correct as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to Butane (B) for changes contemplated by this Agreement, and (C) for those representations and warranties that address matters only as of a specified date, which representations and warranties shall have been true and correct in all material respects only as of such specified date. Fuel shall have received a certificate to such effect executed on behalf of Butane by the President, Chief Executive Officer or Chief Financial Officer of Butane.

                  10.2 Covenants. Butane shall have performed and complied in all material respects with all of its covenants contained in Article 6 of this Agreement which by their terms are to be performed or complied with on or before the Closing Date, and Fuel shall have received a certificate to such effect executed on behalf of Butane by the President, Chief Executive Officer or Chief Financial Officer of Butane.

                  10.3 Absence of Material Adverse Effect. No Material Adverse Effect with respect to Butane shall have occurred since the date of this Agreement and be continuing.

                  10.4 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

                  10.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

                  10.6 Requisite Approvals. The principal terms of this Agreement, the Merger and the Certificate of Merger shall have been approved and adopted by the written consent or vote of the Butane Stockholders.

                  10.7 Exercise or Redemption of Warrants. All holders of warrants to purchase shares of Butane Common Stock (other than the Assumed Common Warrants) or Butane Preferred Stock shall have exercised such warrants in full or agreed to terminate such warrants.

                  10.8 Termination of Rights. The Fourth Amended and Restated Investor Rights Agreement, dated as of March 20, 2000, by among Butane and the stockholders identified therein shall have been terminated or waived as of the Closing.

                  10.9 Third-Party Consents; Assignments; Other Documents. Fuel shall have received: (a) duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates set forth on Schedule 6; and (b) any other written consents, assignments, waivers, authorizations or other certificates where, in the case of this clause
(b), such consent, assignment, waiver, authorization or other certificate is not identified on Section 4.5 of the Butane Disclosure Schedule and the failure to have received the same would have a Material Adverse Effect on Butane.

                  10.10 Written Consent. The ten (10) day period between the date of the written consent of the Butane Stockholders in favor of adoption and approval of this Agreement required by Section 603(b) of the California Law shall have terminated.

                  10.11 Stock Option Plan. The fifteen (15) day period during which holders Butane Options are permitted to exercise such Butane Options as set forth in the Brightware, Inc. 1995 Stock Option Plan shall have terminated.

                  10.12 Escrow Agreement. Fuel shall have received the Escrow Agreement, executed by Butane in substantially the form attached hereto as Exhibit A and containing such changes required by the Escrow Agent, providing for the escrow of the Escrow Property.

                  10.13 Opinion of Butane's Counsel. Fuel shall have received from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Butane, an opinion letter in form reasonably satisfactory to Fuel and its counsel with respect to matters customary for a transaction of this nature dated as of the Closing Date.

                  10.14 [Intentionally Omitted].

                  10.15 Preliminary Closing Balance Sheet. Butane shall have delivered to Fuel a revised and final Preliminary Closing Balance Sheet acceptable to Fuel (a draft of which had previously been delivered to Fuel in accordance with Section 6.19) and prepared in accordance with GAAP consistently applied in the same manner as Butane had prepared its consolidated balance sheets dated as of October 31, 2000 and December 31, 2000 as provided to Fuel and certified by the Chief Executive Officer and the Chief Financial Officer of Butane.

                  10.16 Allocation of Consideration. Butane shall have delivered to Fuel a revised and final Schedule 2 acceptable to Fuel (a draft of which had previously been delivered to Fuel in accordance with Section 6.20), certified by the Chief Executive Officer and the Chief Financial Officer of Butane, setting forth as of the Effective Time the portion of the Cash Payment and the portion of the Stock Payment each share of Butane Common Stock and Butane Preferred Stock will convert into pursuant to Section 2.1(a) in connection with the Merger.

                  10.17 Absence of Litigation. No litigation or proceeding shall be pending which could reasonably be expected to have the effect of enjoining or preventing the consummation, or altering the terms, of any of the transactions provided for in this Agreement. No litigation or proceeding shall be pending which could reasonably be expected to have a Material Adverse Effect on Butane that has not been disclosed to Fuel in the Butane Disclosure Schedule.

                  10.18 Employment Arrangements. Each Key Employee shall be employed by Butane at the Effective Time and Fuel shall be reasonably satisfied that each Key Employee intends to continue his employment relationship with Fuel or the Surviving Corporation after the Effective Time. Each Key Employee shall have agreed in writing to condition his entitlement to and receipt of 50% of the Sale Bonus to which such Key Employee would have otherwise been entitled to (the "CONTINGENT SALE BONUS") in accordance with the terms and conditions of Exhibit I.

                  10.19 General Release. Each Person identified on Schedule 3 shall executed and delivered to Fuel a general release of all claims, in substantially the form attached hereto as Exhibit F, which he, she or it may have (in any capacity) against either Butane or Fuel.

                  10.20 Tax Opinion. Fuel shall have received the opinion of McDermott, Will & Emery, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of
Section 368(a) of the Code. The parties to this Agreement agree to make such reasonable and customary representations as may be requested by tax counsel for purposes of rendering the opinions referred to in Section 9.10 and in this
Section 10.20.

                  10.21 Termination and Amendment of Agreements. Each of the following shall have occurred: (x) Butane and each of Chris Erickson, Cem Tanyel, Andrew Priest and Brian Tuller (the "BONUS EMPLOYEES") shall have entered into agreements: (i) terminating each such person's Change of Control and Severance Agreement by and between Butane and each such person (provided that Fuel and each such person shall have entered into agreements with Fuel providing for severance obligations) and (ii) agreeing to the payment of each such person's portion of the Sale Bonus in accordance with Schedule 4; and (y) the Second Amended and Restated Co-Sale Agreement of Butane shall have been terminated or amended to clarify that its terms do not apply to the Merger and the transactions contemplated thereby.

                  10.22 Consulting Agreement. Butane and James Williams shall have contractually terminated the Consulting Agreement dated July 1, 2000 by and between Butane and James Williams.

         11.      TERMINATION OF AGREEMENT

                  11.1 Right to Terminate.

                  (a) This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the Butane Stockholders:

                           (i) by the mutual written consent of Butane and Fuel;

                           (ii) by Butane, upon a breach of any representation, warranty, covenant or agreement of Fuel set forth in this Agreement, or if any representation or warranty of Fuel set forth in this Agreement shall have become untrue, in either case such that the conditions set forth in Section 9.1 or 9.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such inaccuracy in Fuel's representations and warranties or breach by Fuel is curable by Fuel through the exercise of its commercially reasonable efforts, then Butane may not terminate this Agreement under this
         Section 11.1(a)(ii) for twenty (20) calendar days following the delivery of written notice from Butane to Fuel of such breach, provided Fuel continues to exercise commercially reasonable efforts to cure such breach (it being understood and agreed that Butane may not terminate this Agreement pursuant to this Section 11.1(a)(ii) if Butane shall have materially breached this Agreement or is such breach by Fuel is cured during such twenty (20) calendar day period);

                           (iii) by Fuel, upon a breach of any representation, warranty, covenant or agreement of Butane set forth in this Agreement, or if any representation or warranty of Butane set forth in this Agreement shall have become untrue, in either case such that the conditions set forth in Section 10.1 or Section 10.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such inaccuracy in Butane's representations and warranties or breach by Butane is curable by Butane through the exercise of its commercially reasonable efforts, then Fuel may not terminate this Agreement under this Section 11.1(a)(iii) for twenty (20) calendar days following the delivery of written notice from Fuel to Butane of such breach, provided Butane continues to exercise commercially reasonable efforts to cure such breach (it being understood and agreed that Fuel may not terminate this Agreement pursuant to this Section 11.1(a)(iii) if Fuel shall have materially breached this Agreement or if such breach by Butane is cured during such twenty (20) day period;

                           (iv) by either Butane or Fuel, if the Merger shall not have been consummated by March 30, 2001 for any reason; provided, however, that the right to terminate this Agreement under this Section 11(a)(iv) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement; or

                           (v) by either Butane or Fuel, if there is a final nonappealable order of a federal or state court in effect preventing consummation of the Merger, or if any statute, rule, regulation or order is enacted, promulgated or issued or deemed applicable to the Merger by any governmental body that would make consummation of the Merger illegal.

                  11.2 Termination Procedures. If either party wishes to terminate this Agreement pursuant to Section 11.1, such party shall deliver to the other party a written notice stating that such party is terminating this Agreement and setting forth a brief description of the basis of such termination. Termination of this Agreement will be effective upon the delivery of such notice.

                  11.3 Continuing Obligations. In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 11.3 and
Article 13, each of which shall survive the termination of this Agreement, and
(ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties pursuant to any agreement to maintain the confidentiality of information regarding the other party, all of which obligations shall survive termination of this Agreement in accordance with their terms.

          12. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

                  12.1 Survival of Representations. All representations, warranties, covenants and agreements of Fuel and Butane contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or the expiration of the General Escrow Period, whereupon such representations, warranties, covenants and agreements will expire, provided, however, that: (a) representations, warranties, covenants and agreements relating to title of Butane Stockholders to Butane Capital Stock shall continue to survive until the expiration of the applicable statute of limitations; and (b) covenants that, by their terms, survive thereafter shall continue to survive in accordance with their terms.

                  12.2 Agreement to Indemnify.

                  (a) General Indemnification. Subject to the limitations set forth in this Article 12, the Butane Stockholders will severally indemnify and hold harmless Fuel and its officers, directors, agents and employees, and each Person, if any, who Controls or may Control Fuel (hereinafter referred to individually as an "INDEMNIFIED PERSON" and collectively as "INDEMNIFIED PERSONS") from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses, including without limitation, reasonable legal fees and costs (hereinafter referred to as "DAMAGES") directly or indirectly arising out of or resulting from:

                           (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, agreements and covenants given or made by Butane in this Agreement or any certificate, document or instrument delivered by or on behalf of Butane pursuant hereto;

                           (ii) any attorney, accounting or other expenses (other than investment banking fees) in excess of $200,000 incurred in connection with this Agreement or the transactions contemplated hereby that are paid for by Butane or which Butane is obligated to pay after the date hereof;

                           (iii) any failure of such Butane Stockholders (i) to have good, valid and marketable title to the issued and outstanding Butane Common Stock or Butane Preferred Stock held by such Stockholders, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, or
         (ii) to have full right, capacity and authority to vote such Butane Common Stock or Butane Preferred Stock in favor of the Merger and the other transactions contemplated hereby, provided, however, that the Indemnified Person may only seek and recover Damages from the Butane Stockholder who failed to have good, valid and marketable title to or authority to vote the issued and outstanding Butane Common Stock or Butane Preferred Stock held by such Butane Stockholder;

                           (iv) any amount paid to a holder of Dissenting Shares in excess of the aggregate amount such stockholder would have received pursuant to Section 2.1 of this Agreement; or

                           (v) any Taxes paid or payable by Fuel or the Surviving Corporation related to the portion of the Sale Bonus payable one day after the Effective Time (and specifically excluding the Contingent Sale Bonus payable as set forth on Exhibit I hereto).

         12.3     Limitations on Liability; Exceptions.

                  (a) Limitations on Liability. Except as set forth in Section 12.3(b), after the Effective Time the General Escrow Property and any other assets deposited in escrow pursuant to the Escrow Agreement shall be the Indemnified Persons' sole recourse under this Agreement, and no claim for Damages shall be made under Section 12.2 or otherwise under this Agreement after expiration of the General Escrow Period. Except as set forth in Section 12.3(b), after the Effective Time the remedies set forth in this Section 12 shall be the exclusive remedies of Fuel and the other Indemnified Persons against any Butane Stockholder under any theory of liability. The Indemnified Persons shall not be entitled to receive any indemnification payment with respect to any claims for indemnification under this Section 12 ("CLAIMS"), until the aggregate Damages for which such Indemnified Persons would be otherwise entitled to receive indemnification exceed $100,000 (the "THRESHOLD"); provided, however, that once the aggregate Damages exceed the Threshold, such Indemnified Parties shall be entitled to indemnification for the amount of Damages inclusive of the amount of the Threshold; and provided further, that after the Threshold has been reached no Indemnified Person shall be entitled to bring a further Claim for indemnification under this Article 12 unless such Claim relates to Damages in excess of $5,000.

                  (b) Exceptions to Limitations on Liability. None of the limitations set forth in Section 12.3(a) shall in any manner limit the liability or indemnification obligations of the Butane Stockholders with respect to: (i) intentional fraud or willful misconduct, (ii) any breach of the representations and warranties in Sections 4.3 or 4.4, or (iii) any matter or claim described in Sections 12.2(a)(ii) or 12.2(a)(iii), except that the liability or indemnification obligation of each individual Butane Stockholder with respect to items within (ii) or (iii) above shall be limited to the consideration received or to be received by such Butane Stockholder in connection with the Merger. Claims for indemnification pursuant to this Section 12.3(b) shall be addressed, to the extent applicable, in the manner set forth in Sections 3 and 4 of the Escrow Agreement.

                  (c) The amount of Damages for which indemnification is available to Fuel under this Section 12 shall be reduced by any related recoveries actually received by Fuel or other Indemnified Person under any insurance policies or other similar indemnity payments received from third parties. In the event that Fuel or other Indemnified Person actually receives insurance or such other payments from insurance providers or other third parties, in respect of Damages following the distribution of Escrow Property to Fuel or other Indemnified Person on account of such Damages, Fuel shall (i) in the event that the General Escrow Period has not expired, promptly redeposit as Escrow Property an amount of cash and/or Escrow Shares equal in value (valuing the Fuel Common Stock at the average closing price of a share of Fuel Common Stock on the Nasdaq National Market for the thirty (30) trading days ending one day prior to the date of this Agreement) to the amount of insurance or other payments received from insurance providers or other third parties such distribution being subject to reduction based upon Fuel's good faith estimate of any increase in its insurance costs relating to such insurance recovery, or (ii) in the event that the General Escrow Period has expired, promptly distribute to the Butane Stockholders (in accordance with their pro rata interest in the Escrow Property, an amount of cash and/or shares of Fuel common stock equal in value (valuing the Fuel Common Stock at the average closing price of a share of Fuel Common Stock on the Nasdaq National Market for the thirty (30) trading days ending one day prior to the date of this Agreement) to the amount of insurance or other payments received from insurance providers or other third parties such distribution being subject to reduction based upon Fuel's good faith estimation of any increase in its insurance costs relating to such insurance recovery.

         12.4 Survival of Claims. Notwithstanding anything to the contrary, if, prior to the expiration of the General Escrow Period, an Indemnified Person makes a good faith, bona fide claim for indemnification under this Agreement with respect to a misrepresentation or breach of such representation, warranty or covenant or other indemnifiable claim, then the Indemnified Person's rights to indemnification under this Article 12 for such claim shall survive the expiration of the General Escrow Period until the final disposition of such claim.

         12.5 No Indemnity for Corporate Agents. Except as contemplated by
Section 7.9 and the rights granted to or be preserved for the benefit of officers and directors of Butane pursuant thereto, each of the indemnifying Butane Stockholders agrees that such Butane Stockholder will not make any claim for indemnification against Butane by reason of the fact that such indemnifying Stockholder was a director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claims is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expense or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Fuel against the indemnifying Stockholder (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law or otherwise).

         12.6 Butane Stockholders' Representative.

                  (a) Authority. The Butane Stockholders, by their approval of the Merger and/or their tender pursuant to Section 8.2 of Butane Certificates, will be conclusively deemed to have consented to, approved and agreed to be personally bound by: (a) the indemnification provisions of Article 12, (b) the Escrow Agreement and the use of the Escrow Property as collateral for the indemnification obligations of the Butane Stockholders under Article 12 in the manner set forth in the Escrow Agreement, (c) the appointment of Gary Neems as the representative of the Butane Stockholders (the "REPRESENTATIVE") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of the Butane Stockholders (including their successors and assigns) as provided in the Escrow Agreement and (d) the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under the Escrow Agreement, including, without limitation, the exercise of the power to: (i) authorize delivery to Fuel of Escrow Property in satisfaction of indemnity claims by Fuel or any other Indemnified Person pursuant to Article 12 and/or the Escrow Agreement; (ii) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims;
(iii) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article 12; (iv) waive any right of any or all of the Butane Stockholders following the Merger with respect to matters set forth in this Agreement, the Escrow Agreement or any other agreement contemplated by this Agreement; (v) give and receive all notices required to be given under this Agreement and the Escrow Agreement; and (vi) take all actions necessary in the sole judgment of the Representative for the accomplishment of the foregoing. The Representative will have unlimited authority and power to act on behalf of the Butane Stockholders with respect to the Escrow Agreement and the disposition, settlement or other handling of all claims governed by the Escrow Agreement, and all rights or obligations arising under the Escrow Agreement so long as all Butane Stockholders are treated in the same manner. The Representative is authorized to take any actions deemed by him to be appropriate or reasonably necessary to carry out the provisions of Article 12 hereof. In addition, the


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
Representative is authorized to accept service of process upon the Butane Stockholders. All decisions and actions of the Representative in connection with this Agreement and the Escrow Agreement shall be binding and conclusive upon the Butane Stockholders, and Fuel, the Surviving Corporation and the Escrow Agent will be entitled to rely on any action or decision of the Representative. The Representative will not be a trustee for any Butane Stockholder or have any fiduciary duty to any Butane Stockholder, and in performing the functions specified in this Agreement and the Escrow Agreement, the Representative will not be liable to any Butane Stockholders for any act or omission the Representative made in good faith and in the exercise of reasonable judgment. As provided in the Escrow Agreement, any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of the Escrow Agreement, at the Representative's option, either (i) will be paid by the Butane Stockholders to the Representative, (ii) if cash is available and is eligible for distribution to the Butane Stockholders pursuant to the Escrow Agreement, at the request of the Representative, an amount of cash shall be paid to or at the direction of the Representative, or
(iii) if shares are available and are eligible for distribution to the Butane Stockholders pursuant to the Escrow Agreement, at the request of the Representative, a portion of those shares will be sold by the Escrow Agent and the proceeds paid to or at the direction of the Representative, in any case, pro rata in proportion to the Butane Stockholders' respective percentage interests in the Escrow Shares.

                  (b) Standard of Conduct. Neither the Representative nor any of his partners, members, directors, officers, employees or agents shall be liable to any of the Butane Stockholders for any error of judgment, act done or omitted by them, or mistake of fact or law in connection with his services pursuant to
Article 12, unless caused by his own gross negligence or willful misconduct. In taking any action or refraining from taking any action whatsoever the Representative shall be protected in relying upon any notice, paper or other document reasonably believed by him to be genuine, or upon any evidence reasonably deemed by him to be sufficient. The Representative shall not be required to take any action which is contrary to this Agreement, the Escrow Agreement or applicable law. The Representative may consult with counsel in connection with his duties and shall be fully protected in any act taken, suffered or permitted by them in good faith in accordance with the advice of counsel. In connection with their services under Article 12, the Representative shall not be responsible for determining or verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                  (c) Indemnification. Each Butane Stockholder agrees to indemnify the Representative, ratably in accordance with his or her pro rata share of the Escrow Fund, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Representative in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Butane Stockholder shall be liable for any of the foregoing to the extent they arise from the Representative's gross negligence or willful misconduct. The Representative shall be fully justified in refusing to take or to continue to take any action hereunder unless he shall first be indemnified to his reasonable satisfaction by the Butane Stockholders against any and all liability and expense which may be incurred by him by reason of taking or continuing to take any such action.

                  (d) Resignation or Removal of the Representative. Subject to the appointment and acceptance of a successor Representative as provided below, the Representative may (i) resign at any time thirty (30) days subsequent to giving notice thereof to the Butane Stockholders, and (ii) be removed at any time with or without cause by action of the Butane Stockholders who represented


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
a majority of the rights to the Escrow Property. Upon any such resignation or removal, holders of a majority-in-interest of the Escrow Property may appoint a successor Representative, which successor shall be reasonably acceptable to Fuel. If no successor Representative shall have been appointed by the Butane Stockholders and accepted such appointment within twenty (20) days after the retiring Representative's giving of notice of resignation or the Butane Stockholders' removal of the Representative, then the retiring or removed Representative may, on behalf of the Butane Stockholders, appoint a successor, which shall be reasonably acceptable to Fuel. Upon the acceptance of any appointment as the Representative hereunder, such successor Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Representative, and the retiring or removed Representative shall be discharged from his duties and obligations hereunder. After any retiring Representative's resignation or removal hereunder as the Representative, the provisions of Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Representative.

                  (e) Representative as Butane Stockholder. The Representative, to the extent he is or was a Butane Stockholder, shall have the same rights and powers under this Agreement as any other Butane Stockholder and may exercise the same as though he were not serving as the Representative, and the term "Butane Stockholder" shall include the Representative in his capacity as such.

         13.      MISCELLANEOUS

                  13.1 Entire Agreement. The Letter Agreement between Butane and Fuel dated as of the date hereof with respect to non-disclosure of confidential information, this Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

                  13.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  13.3 No Third Party Beneficiaries. With the exception of
Article 2 (Plan of Merger) Section 7.9 (Indemnification; Director and Officer Insurance), 7.4 (Employee Benefits) and 8.3 (Escrow), which shall inure to the benefit of the parties mentioned therein and their respective successors, heirs, legal representatives and permitted assigns and shall confer upon such parties the rights, benefits and remedies stated therein, no provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner, employee or any party hereto or any other Person unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

                  13.4 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

                  13.5 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and have been reviewed by each party hereto. Accordingly, no ambiguity in the language hereof will be construed for or against either party.

                  13.6 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  13.7 Section Headings. A reference to an Article, Section, Exhibit or Schedule will mean an Article or Section in, or an Exhibit or Schedule to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole.

                  13.8 Amendment, Extension and Waivers. At any time prior to the Effective Time, Fuel, Newco and Butane may, to the extent legally allowed:
(a) extend the time for performance of any of the obligations of the other party; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant thereto; and
(c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any term or provision of this Agreement may be amended. Any agreement to any amendment, extension or waiver will be valid only if set forth in writing and signed by the party to be bound. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The Agreement may be amended by the parties hereto at any time before or after approval of the Butane Stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Butane Stockholders without obtaining such further approval.

                  13.9 Governing Law. The validity of this Agreement the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties of this Agreement will be exclusively governed by and construed in accordance with the internal laws of the State of Delaware, as applied to agreements entered into solely between residents of and to be performed entirely in the State of Delaware, without reference to that body of law relating to conflicts of law or choice of law.

                  13.10    Jurisdiction; Venue; Waiver of Jury Trial.

                           (a) Each of the parties to this Agreement hereby
agrees that the state and federal courts of the Commonwealth of Massachusetts shall have jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining directly or indirectly to this Agreement, and all documents, instruments and agreements executed pursuant hereto or thereto, or to any matter arising herefrom or therefrom, unless otherwise expressly provided for herefrom or therefrom, including, without limitation, the provisions of Section 7.11 of the Escrow Agreement. To the extent permitted by law, each party hereby expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced by any of the other parties hereto in any of such courts, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to such party at the address to which notices are to be sent pursuant to this Agreement. Each of the parties waives any claim that Boston, Massachusetts is an inconvenient forum or an improper forum based on lack of venue. The choice of forum set forth in this Section 13.10 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action to enforce the same in any other appropriate jurisdiction.

                           (b) Each party hereto hereby waives, to the fullest
extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

                  13.11 Remedies. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Except as otherwise provided in Section 12.3 or elsewhere herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

                  13.12 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

                        If to Fuel:       FirePond, Inc.
                                          Waltham Woods Corporate Center
                                          890 Winter Street, Suite 300
                                          Waltham, MA  02451
                                          Attention:  Klaus P. Besier
                                          Phone:  (781) 487-8444
                                          Fax:  (781) 487-8427

                        with a copy to:   McDermott, Will & Emery
                                          28 State Street
                                          Boston, MA 02109
                                          Attention: John B. Steele, Esq.
                                          Phone:  (617) 535-4000
                                          Fax:  (617) 535-3800

                        If to Butane:     Brightware, Inc.
                                          1401 Los Gamos Drive
                                          San Rafael, CA  94903

                                          Attention: Chris Erickson
                                          Phone: (415) 884-4744
                                          Fax: (415) 884-4743

                        with a copy to:   Wilson Sonsini Goodrich & Rosati,
                                          Professional Corporation
                                          650 Page Mill Road
                                          Palo Alto, CA 94304
                                          Attention:  Steven E. Bochner, Esq.
                                          Phone:  (650) 493-9300
                                          Fax:  (650) 493-6811

                           or to such other address as the party in question may
have furnished to the other party by written notice given in accordance with this Section 13.12.

                  13.13 Time is of the Essence. The parties hereto acknowledge and agree that time is of the essence in connection with the execution, delivery and performance of this Agreement.

                  13.14 Counterparts. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of both parties reflected hereon as signatories.

                  13.15 Public Announcement. Fuel and Butane will issue a press release approved by both parties announcing the Merger as soon as practicable following the execution of this Agreement. Thereafter, Fuel and Butane may issue such press releases, and make such other disclosures regarding the Merger, as they determine are required under applicable securities laws or regulatory rules provided that such press releases or other disclosures regarding the Merger shall not be made without the prior consent and approval of both parties with respect to the content of such releases and disclosures and with respect to the decision to release such press releases or disclosures, provided that Fuel or Butane may issue such press releases or disclosures without the other party's prior consent if a press release or disclosure is required by applicable securities law or regulatory requirement and the disclosing party has attempted to obtain the other party's consent and such consent has not been provided. Butane will take all commercially reasonable precautions to prevent any trading in the securities of Fuel by officers, directors, employees and agents of Butane having knowledge of any material information regarding Fuel, including, without limitation, the existence of the transactions contemplated by this Agreement until the information in question has been publicly disclosed.

                  13.16 Fees and Expenses. Each party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby. Any fees and expenses of accountants, attorneys, or other professionals (exclusive of investment banking fees) of Butane in excess of $200,000 shall be paid by the Butane Stockholders. All other fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

                              FIREPOND, INC.



                              By: /s/ Klaus P. Besier
                                 ----------------------------------
                              Name:  Klaus P. Besier
                              Title:  Chief Executive Officer



                              BRIGHTWARE, INC.



                              By: /s/ Chris Erickson
                                 ----------------------------------
                              Name:  Chris Erickson
                              Title:  President and Chief Executive Officer



                              BUTANE ACQUISITION CORP.



                              By: /s/ Klaus P. Besier
                                 ----------------------------------
                              Name:  Klaus P. Besier
                              Title:  Chief Executive Officer



                              FOR PURPOSES OF SECTION 3.3 ONLY:



                              BUTANE STOCKHOLDERS:



                                 /s/ Chris Erickson
                                 ----------------------------------
                                 Chris Erickson




                                 /s/ James Williams
                                 ----------------------------------
                                 James Williams





                                 /s/ Andrew Lavagnino
                                 ----------------------------------
                                 Andrew Lavagnino

                                 /s/ Tracie Oliver
                                 ----------------------------------
                                 Tracie Oliver





                                 /s/ Andrew Priest
                                 ----------------------------------
                                 Andrew Priest




                                 /s/ Cem Tanyel
                                 ----------------------------------
                                 Cem Tanyel





                                 /s/ Brian Tuller
                                 ----------------------------------
                                 Brian Tuller

                                  CERTIFICATION



         It is hereby certified, in the undersigned's capacity as Secretary of Butane Acquisition Corp. that all of the outstanding shares of each class of Butane Acquisition Corp. entitled to vote on this Agreement and Plan of Merger have been voted for the adoption of such Agreement.



                                        /s/ Paul McDermott
                                        -----------------------------------
                                        Name: Paul McDermott
                                        Secretary of Butane Acquisition Corp.

                                  CERTIFICATION



         It is hereby certified, in the undersigned's capacity as Secretary of Brightware, Inc. that a majority of the outstanding stock of Brightware, Inc. entitled to vote on this Agreement and Plan of Merger have been voted for the adoption of such Agreement.



                                        /s/ Gary Neems
                                        --------------------------------
                                        Name: Gary Neems
                                        Secretary of Brightware, Inc.